Exhibit 99.1

KONTOOR BRANDS 401K SAVINGS PLAN

Established as of the Distribution Date

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APPENDIX F (PLAN AMENDMENT – ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001)
APPENDIX G (VANS, INC. 401(K) PLAN)	G-1
APPENDIX H (NAUTICA ENTERPRISES, INC. SAVINGS AND INVESTMENT PLAN)
APPENDIX I (REEF 401(K) PLAN)	I-1
APPENDIX J (FINAL 401(K)/401(M) REGULATIONS AMENDMENT)	J-1
APPENDIX K (PLAN AMENDMENT – FINAL 415 REGULATIONS)	K-1
APPENDIX L (AMENDMENT FOR PENSION PROTECTION ACT, HEART ACT AND WRER ACT)
APPENDIX M (TIMBERLAND RETIREMENT EARNINGS 401(K) PLAN)	M-1
APPENDIX N (VF CORPORATION RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES)
APPENDIX O (THE TIMBERLAND CORPORATION PROFIT SHARING PLAN)	O-1
APPENDIX P (BLUE BELL PENSION PLAN)	P-1
APPENDIX R (WILLIAMSON-DICKIE MANUFACTURING COMPANY EMPLOYEE PROFIT SHARING AND RETIREMENT PLAN)	R-1

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FORMAL TEXT
OF THE
KONTOOR BRANDS 401K SAVINGS PLAN

1.                  Establishment and Spin-Off. VF Corporation has maintained the VF 401k Savings Plan (the “VF 401k Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated employers. VF Corporation has determined to separate its jeanswear business into one or more newly formed legal entities (the “Jeanswear Group”), and in connection therewith, VF Corporation intends to distribute to its shareholders all of the stock of a newly formed company (“Kontoor Brands, Inc.”) that will be the parent holding company for the Jeanswear Group (the “Distribution”). In connection with the Distribution, Kontoor Brands, Inc. shall adopt this Kontoor Brands 401k Savings Plan (the “Plan”) to provide a separate tax-qualified profit sharing plan with a cash or deferred arrangement feature for the eligible employees of Kontoor Brands, Inc. and its affiliated employers, and to accept a spin-off of the accounts of such eligible employees and their respective beneficiaries under the VF 401k Plan. This Plan shall be effective at and as of the date of consummation of the Distribution (the “Distribution Date”). In the event that the Distribution does not occur, this Plan shall be void and of no force and effect.

2.                  History. The VF 401k Plan became effective January 1, 1985 as the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees.

The VF 401k Plan as amended effective as of January 15, 1990 consisted of two portions. The first portion is a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which includes a qualified cash or deferred arrangement as defined in Section 401(k) of the Code. The second portion (the assets of which are invested in VF Stock) is both a stock bonus plan and an employee stock ownership plan intended to qualify under Section 401(a) and 4975(e)(7) of the Code, and as such is designed to invest primarily in such VF Stock. Except as otherwise provided, the above-described amendments were effective January 15, 1990.

The VF 401k Plan was subsequently amended and restated generally effective as of January 1, 1994.

The VF 401k Plan was subsequently amended generally effective January 1, 1997 to comply with certain provisions of the Retirement Protection Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 (the “GUST provisions”).

The VF 401k Plan was subsequently amended to provide that, effective as of June 1, 2002, all VF Stock held under the Plan, including common stock of VF in the VF Corporation Stock Fund and the VF Corporation Preferred Stock Fund and convertible preferred stock of the Company in the VF Corporation Preferred Stock Fund, constituted an employee stock ownership plan intended to qualify under Section 4975(e)(7) of the Code.

All outstanding convertible preferred stock of VF in the VF Corporation Preferred Stock Fund was converted to common stock of VF on June 6, 2006. The VF 401k Plan was amended as a result of this conversion to remove or modify all references to VF’s convertible preferred stock and to change the name of the VF Corporation Preferred Stock Fund to the VF Corporation ESOP Stock Fund, effective June 6, 2006.

The Plan was subsequently amended and restated effective as of January 1, 2015 to reflect, without limitation, the change of the VF 401k Plan’s name to the VF 401k Savings Plan, the merger of the VF Corporation Retirement Savings Plan for Hourly Employees with and into the Plan effective as of December 31, 2014 (or as promptly thereafter as practicable), and the following design changes: inclusion of a “safe harbor” 401(k) deferral formula under Section 401(k)(12) of the Code, with a “safe harbor” matching contribution under Section 401(m)(11) of the Code of 100% of up to 6% of Earnings deferred by the Participant; eligibility for participation by “hourly” associates and associates classified for compensation purposes as Salary Grade 20 or above; imposition of a minimum service condition for participation; elimination of “automatic enrollment” of eligible associates; and discontinuance of Retirement Contributions.

Effective January 1, 2018, the VF 401k Plan was amended to include an eligible automatic contribution arrangement described in Section 414(w) of the Code, and is to be construed and applied accordingly.

Except as may be specifically provided herein to the contrary, benefits under the Plan attributable to service prior to a Participant’s termination of employment shall be determined and paid in accordance with the provisions of the Plan as in effect as of the date the termination of employment occurred unless he or she becomes an active Participant after that date and such active participation creates a different result under the provisions of the Plan. Notwithstanding the foregoing, certain provisions of the Plan have specific effective dates, which are noted in the particular provisions.

PURPOSE

The purpose of this Plan is to encourage and assist employees in adopting a regular savings program and to help employees build a strong financial future.

SECTION I

DEFINITIONS

Unless otherwise required by the context, the following definitions shall control:

1.                  “Account” or “Participant’s Account” means the total amount of all cash and other assets in a Participant’s Basic Account, Pre-ESOP Matching Contributions Account, ESOP Matching Contributions Account, Safe Harbor Matching Contributions Account, and his or her Retirement Contributions Account, as applicable, held by the Trustee under this Plan for the benefit of a Participant.

2.                  “Affiliated Company” means a company in which 50% or less of the voting stock is owned or controlled by the Company.

3.                  “Basic Account” means all cash and other assets held by the Trustee under this Plan for the benefit of a Participant attributable to Basic Contributions made with respect to the Participant.

4.                  “Basic Contributions” means a contribution made by a Participating Employer directly to the Trustee under the provisions of Section IV, pursuant to a Participant’s election. Such contributions are not includible in the Participant’s gross income for Federal income tax purposes at the time contributed by the Participating Employer to the Trustee, pursuant to the provisions of Section 401(k) of the Code.

5.                  “Beneficiary” means the person, trust, organization or estate named pursuant to Section VIII, Subsection (5) to receive benefit payments under the Plan in the event of the death of the Participant.

6.                  “Code” means the Internal Revenue Code of 1986, as amended.

7.                  “Committee” means the Kontoor Brands, Inc. Retirement Plans Committee, or any successor thereto, as appointed from time to time by the Vice President - Chief Human Resources Officer of the Company.

8.                  “Company” means Kontoor Brands, Inc., a North Carolina corporation.

9.                  “Company Stock” means common stock of the Company which shall constitute employer securities within the meaning of Code Section 409(1).

10.              “Company Stock Fund” means the portion of the entire Fund for the Plan which is invested primarily in Company Stock, but also customarily includes short-term investments. Participants’ interests in the Company Stock Fund are expressed in “units”, rather than shares of common stock of the Company. The Company Stock Fund is a stock bonus plan and a non-leveraged ESOP intended to satisfy the requirements of Code Section 401(a), certain subsections of Code Section 409, Code Section 4975(e)(7), Employee Retirement Income Security Act of 1974, as amended (“ERISA”) Section 407(d)(6) and accompanying regulations.

11.              “Company ESOP Stock Fund” means the portion of the entire Fund for the Plan which is invested primarily in Company Stock, relating to former leveraged shares attributable to historical ESOP contributions, but also customarily includes short-term investments. Participants’ interests in the Company ESOP Stock Fund are expressed in “units”, rather than shares of common stock of the Company. With the exception of dividends on Company Stock held in Participants’ Accounts and amounts transferred pursuant to that certain Separation and Distribution Agreement and ancillary agreements entered into in connection with the Distribution (“Transaction Agreement”) no new contributions or other amounts may be invested in, or transferred to, the Company ESOP Stock Fund for the period in which the Company ESOP Stock Fund is a permitted Fund under the Plan. Dividends on Company Stock held in Participants’ Accounts may continue to be reinvested in Company Stock for the period in which the Company ESOP Stock Fund is a permitted Fund under the Plan.

12.              “ESOP Matching Contributions” means certain historical matching contributions made under the VF 401k Plan.

13.              “ESOP Matching Contributions Account” means any assets held by the Trustee under this Plan and allocated for the benefit of a Participant attributable to historical ESOP Matching Contributions made with respect to the Participant.

14.              “Earnings” means salary or wages, including shift differential, overtime, bonuses, and commissions, all as determined by the Participating Employer. For purposes of this Plan, Earnings shall exclude any reimbursement for expenses paid to a Participant by a Participating Employer; contributions to any nonqualified deferred compensation arrangement that may be considered to be a long-term incentive compensation arrangement; and any Participating Employer contributions to provide welfare benefits or imputed income amounts which result under Code Section 79. For purposes of this Plan, Earnings shall not be deemed reduced by the amount of a Participant’s Basic Contributions or by the amount of a Participant’s pre-tax elective contributions under a “cafeteria plan” (as defined under Code Section 125 and applicable regulations) maintained by a Participating Employer. Similarly, the Basic Contributions of a Participant shall not be deemed to reduce the amount of the Participant’s compensation for purposes of computing benefits or contributions under any other qualified defined benefit plan of a Participating Employer. Effective January 1, 1994, the total amount of Earnings taken into account in any Plan Year shall not exceed $150,000 (adjusted for increases in the cost of living prescribed by the Secretary of the Treasury in accordance with Section 401(a)(17)(B) of the Code).

15.              “Normal Retirement Age” means the attainment of age 65.

16.              “Participant” means an eligible employee as provided in Section II who is participating in this Plan in accordance with its provisions.

17.              “Participating Employer” means and includes the Company and each Subsidiary and Affiliated Company participating in this Plan as hereinafter provided in Section XVII.

18.              “Plan” means this Kontoor Brands 401k Savings Plan.

19.              “Plan Administrator” means the Kontoor Brands, Inc. Retirement Plans Committee, or any successor thereto, and includes any delegate of the Committee pursuant to applicable Committee approvals.

20.              “Plan Year” means any twelve-month period commencing January 1 and ending the following December 31. The first Plan Year is a short Plan Year commencing as of the Distribution Date and ending the following December 31.

21.              “Pre-ESOP Matching Contributions” means certain historical matching contributions made under the VF 401k Plan.

22.              “Pre-ESOP Matching Contributions Account” means all cash and other assets held by the Trustee under this Plan for the benefit of a Participant attributable to historical Pre-ESOP Matching Contributions made with respect to the Participant.

23.              “Retirement Contributions” means certain historical contributions made under the VF 401k Plan.

24.              “Retirement Contributions Account” means all cash and other assets held by the Trustee under this Plan for the benefit of an eligible Participant attributable to historical Retirement Contributions made with respect to the eligible Participant.

25.              “Safe Harbor Matching Contributions” means a matching contribution made by a Participating Employer pursuant to Section IV.

26.              “Safe Harbor Matching Contributions Account” means all cash and other assets held by the Trustee under this Plan for the benefit of a Participant attributable to the Safe Harbor Matching Contributions made with respect to the Participant.

27.              “Spouse” means the person to whom the Participant is legally married.

28.              “Subsidiary” means a company in which more than 50% of the voting stock is owned or controlled by the Company.

29.              “Transferred Employees” means those employees of the Company who participated in the VF 401k Plan on the Distribution Date, and whose accounts in the VF 401k Plan were transferred to the Plan.

30.              “Trustee” means any bank or trust company appointed by the Committee and designated as Trustee of the Plan at any time, as hereinafter provided for in Section XIII.

31.              “VF” means VF Corporation.

32.              “VF 401k Plan” means the VF 401k Savings Plan in effect on the Distribution Date, and prior to that date.

33.              “VF Stock” means common stock of VF Corporation, which is readily tradeable on an established securities market.

34.              “VF Corporation Stock Fund” means the portion of the entire Fund for the Plan which is invested primarily in VF Stock, but also customarily includes short-term investments. Participants’ interests in the VF Corporation Stock Fund are expressed in “units”, rather than shares of common stock of VF. With the exception of amounts transferred pursuant to the Transaction Agreement, no new contributions or other amounts may be invested in, or transferred to, the VF Corporation Stock Fund for the period in which the VF Corporation Stock Fund is a permitted Fund under the Plan. Dividends on VF Stock held in Participants’ Accounts will be reinvested in available Plan Funds pro rata based on Participants’ current investment elections for the period in which the VF Corporation Stock Fund is a permitted Fund under the Plan.

35.              “VF Corporation ESOP Stock Fund” means the portion of the entire Fund for the Plan which is invested primarily in VF Stock, relating to former leveraged shares attributable to historical ESOP contributions, but also customarily includes short-term investments. Participants’ interests in the VF Corporation ESOP Stock Fund are expressed in “units”, rather than shares of common stock of VF. With the exception of amounts transferred pursuant to the Transaction Agreement, no new contributions or other amounts may be invested in, or transferred to, the VF Corporation ESOP Stock Fund for the period in which the VF Corporation ESOP Stock Fund is a permitted Fund under the Plan. Dividends on VF Stock held in Participants’ Accounts will be reinvested in available Plan Funds pro rata based on Participants’ current investment elections for the period in which the VF Corporation ESOP Stock Fund is a permitted Fund under the Plan.

36.              “Vested” means that a Participant shall be entitled to the portion of the value of his or her Account which includes Pre-ESOP Matching Contributions, ESOP Matching Contributions, and Retirement Contributions in accordance with the schedule (if any) and other provisions set forth in Section IV, subject to the withdrawal provisions of the Plan.

37.              “Voting Right” means the right of a Participant to direct the Trustee how the shares of Company Stock or VF Stock credited to the Participant’s Account shall be voted as more fully described in Section XII.

SECTION II

ELIGIBILITY

1.                  A Transferred Employee who was a participant in the VF 401k Plan on the Distribution Date shall become a Participant in the Plan as of the Distribution Date.

2.                  Each other eligible employee of a Participating Employer shall be eligible to become a Participant in the Plan as soon as administratively possible following completion of three (3) Months of Service during which he or she is credited with at least two hundred fifty (250) Hours of Service. Notwithstanding the foregoing, an eligible employee who fails to complete the requisite three (3) Months of Service with at least two hundred fifty (250) Hours of Service shall nevertheless be eligible to become a Participant as soon as administratively possible following completion of a twelve (12)-month period of employment during which he or she is credited with at least one thousand (1,000) Hours of Service. The first twelve (12)-month period shall be measured from the employee’s Employment Commencement Date. Any subsequent twelve (12)-month period shall be a Plan Year, beginning with the Plan Year after his or her Employment Commencement Date. For purposes of eligibility, all “service” credited, prior to the Distribution Date, under the VF 401k Plan and any predecessor plan shall be considered Service under the Plan.

3.                  Notwithstanding the foregoing or anything to the contrary in the Plan, any person who is classified by a Participating Employer as an independent contractor, or otherwise as other than an employee, shall not be deemed within a classification of eligible employees for purposes of this Plan, whether or not such person is determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of the Participating Employer. The decision of the Plan Administrator as to whether an individual is within a classification of eligible employees for purposes of the Plan shall be in all respects final and conclusive.

Employees whose services are received by a Participating Employer pursuant to a leasing agreement between the Participating Employer and a third party shall not be deemed within a classification of eligible employees. Notwithstanding the foregoing, leased employees (as defined below) are not eligible to participate in the Plan, but the term “employee” shall include leased employees (other than leased employees covered by a plan described in Code Section 414(n)(5)). “Leased employee” means, effective with respect to Plan Years beginning on or after January 1, 1997, any person (other than an employee of the Company, a Subsidiary or an Affiliated Company) who, pursuant to an agreement between the recipient Company, Subsidiary or Affiliated Company and any other person or entity (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Company, Subsidiary or Affiliated Company.

An employee who is classified by a Participating Employer as a temporary, seasonal, fixed term or intern employee shall not be an eligible employee for purposes of this Plan.

4.                  Participation in this Plan is available to any employee of a Participating Employer who is within the classification of employees designated as eligible to participate in this Plan pursuant to (1), (2) or (3) above, and is either:

(a)	assigned to service in the United States and not represented by a labor organization, or

(b)	assigned to service in the United States and represented by a labor organization which has bargained for and agreed to the provisions of this Plan, as it may be amended from time to time, or

(c)	carried on a United States payroll but assigned to regular service outside the United States, provided he or she would otherwise meet the requirements of (a) or (b) above.

5.                  The Committee shall have the discretion to defer the eligibility to participate in the Plan of an otherwise eligible employee until such time as such employee furnishes to the Committee such information as shall be specified by the Committee, including without limitation evidence of a valid United States Social Security Number or International Tax Identification Number.

6.                  Notwithstanding the foregoing or anything to the contrary in the Plan, any person who is employed at a Participating Employer location or in a job classification specified from time to time by the Committee as ineligible to participate in the Plan, by amending the Plan in a timely manner in compliance with Code Section 401(b) and Treasury Regulation section 1.401(b)-1, shall not be deemed within a classification of eligible employees for purposes of the Plan.

7.                  Subject to the break-in-service rules in Section III, Subsection (3), if a former Participant resumes employment with a Participating Employer, he or she may recommence participation on his or her date of reemployment.

8.                  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

SECTION III

SERVICE

1.                  Hour of Service.

An Hour of Service is:

(a)	each hour for which an employee or Participant is paid or entitled to payment for the performance of duties for the Company or a Subsidiary or Affiliated Company; and

(b)	each hour for which an employee or Participant is paid or entitled to payment by the Company or a Subsidiary or Affiliated Company on account of a period of time during which no duties are performed irrespective of whether the employment relationship has terminated due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours under this Subsection (1)(b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference. The provisions of this Subsection (1)(b) shall also apply to an employee or Participant who is absent from work, commencing on or after January 1, 1985, due to pregnancy, the birth of a child, the placement of a child in connection with the adoption of such child by the employee or Participant, or the caring for the child during the period immediately following the birth or placement for adoption, except that such Hours of Service shall be credited in the year in which such absence begins if the crediting of such Hours of Service is necessary to prevent a Break in Service in that year, otherwise, to the following year; and

(c)	each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer. The same Hours of Service shall not be credited both under Subsection (1)(a) or Subsection (1)(b), as the case may be, and under this Subsection (1)(c). These hours shall be credited to the employee or Participant for each twelve-month period ending on his or her anniversary of employment to which the award, agreement or payment pertains rather than the period in which the award, agreement or payment is made.

In crediting Hours of Service, the “actual” method shall be utilized. For this purpose, the “actual” method shall mean the determination of Hours of Service from records of hours worked and hours for which the Company or a Subsidiary or Affiliated Company makes payment or for which payment is due from the Company or a Subsidiary or Affiliated Company, subject to the limitations enumerated above. In crediting Hours of Service to employees or Participants for whom records of actual Hours of Service are not maintained or available, the “weeks of employment” method shall be utilized. Under this method, an employee or Participant shall be credited with forty-five (45) Hours of Service for each week for which the employee or Participant would be required to be credited with at least one (1) Hour of Service pursuant to the provisions enumerated above.

2.                  Vesting Service.

An employee or Participant will be credited with Vesting Service for Service occurring on and after the Distribution Date. However, Service not required to be taken into account because of a Break in Service shall be disregarded.

For purposes of vesting, all “vesting service” credited, prior to the Distribution Date, under the VF 401k Plan and any predecessor plan shall be considered Vesting Service under the Plan.

Additionally, an employee’s or Participant’s service after the Distribution Date with a Subsidiary or Affiliated Company shall be included as Vesting Service provided that such employee or Participant is transferred within the group consisting of the Company, Subsidiary or Affiliated Companies and that such service is considered continuous and would have been credited as Vesting Service to an employee or Participant of the Company.

Under no circumstances shall an employee be credited with more than one year of Vesting Service for any twelve-month period ending on his or her anniversary of employment. Any Service recognized or disregarded for purposes of Vesting Service shall also be recognized or disregarded for purposes of “Payment of Benefits” under Section IX of this Plan.

3.                  Break in Service.

An employee shall incur a one-year Break in Service if, during a twelve-month period ending on his or her anniversary of employment, he or she does not complete more than 500 Hours of Service for purposes of Vesting Service, pursuant to Subsection (2) of this Section III.

The following shall apply to an employee or Participant who incurs a Break in Service:

(a)	In the case of an employee or Participant who is Vested at the time of a one-year Break in Service, or

(b)	In the case of an employee or Participant who is not Vested at the time of a one-year Break in Service, but meets the conditions of (i), where applicable, and (ii) below:

(i)	If the number of consecutive one-year Breaks in Service as of the date the employee or Participant resumes employment is less than the aggregate number of years of Vesting Service completed prior to such Break in Service and not previously excluded because of a prior Break in Service, and

(ii)	If the number of consecutive one-year Breaks in Service upon resumption of employment is less than the greater of (1) five years, or (2) the aggregate number of years of Vesting Service completed prior to such Break in Service and not previously excluded because of a prior Break in Service, then for purposes of (a) and (b) above, Vesting Service and service for eligibility completed by the employee or Participant prior to the Break in Service shall be recognized upon his or her resumption of employment.

(c)	In the case of an employee or Participant who is not Vested at the time of a one-year Break in Service, and if (b) above does not apply because:

(i)	the number of consecutive one-year Breaks in Service as of the date the employee or Participant resumes employment equals or exceeds the aggregate number of years of Vesting Service completed prior to such Break in Service and not previously excluded because of a prior Break in Service, or

(ii)	where (c)(i) does not apply, the number of consecutive one-year Breaks in Service upon resumption of employment equals or exceeds the greater of (1) five years, or (2) the aggregate number of years of Vesting Service completed prior to such Break in Service and not previously excluded because of a prior Break in Service, his or her service completed prior to such Break in Service shall not be taken into account for any purpose under this Plan.

For the purpose of Subsection (2) above, and this Subsection (3), an employee or Participant will be deemed to be in service as long as he or she is carried on the records of the Company or a Subsidiary or Affiliated Company as an employee.

4.                  Service.

Service for purposes of Vesting Service under Subsection (2) above means an employee’s or Participant’s period of employment by the Company or any Subsidiary or Affiliated

Company from his or her Employment Commencement Date to his or her Severance Date, including, by way of illustration but not by way of limitation, the following periods:

(a)	Any leave of absence from employment which is authorized by the Company or Subsidiary or Affiliated Company in accordance with uniform rules applied on a non-discriminatory basis; and

(b)	Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the employee or Participant returns to the employment of the Company or Subsidiary or Affiliated Company within the period his or her re-employment rights are protected by law.

Service shall be measured in years and whole months and an employee or Participant shall receive one month of Service for each calendar month within which he or she completes an Hour of Service.

Provided, however, that (x) if an employee or Participant quits, retires or is discharged and then performs an Hour of Service within 12 months of such severance, Service shall include the period between the severance and the date on which the Hour of Service is performed, and (y) if an employee or Participant quits, retires or is discharged during an absence for any reason other than a quit, retirement, discharge, death or a reason specified in (a) or (b) above and then performs an Hour of Service within 12 months of his or her first date of absence, Service shall include the period between the quit, retirement or discharge and the date on which the Hour of Service is performed.

Except to the extent provided for in Subsection (3) above regarding Breaks in Service, non-successive periods of Service will be aggregated on the basis that 12 months of Service (with 30 days equal to a month) equals a whole year of Service.

5.                  Employment Commencement Date.

For purposes of this Section III, Employment Commencement Date means the date an employee or Participant first performs an Hour of Service.

6.                  Severance Date.

Severance Date means the earlier of the date on which an employee or Participant quits, retires, is discharged or dies, or the first anniversary of his or her first date of absence for any reason other than those specified in Subsection (4)(a) or (4)(b) above.

7.                  Year of Service.

Year of Service means 12 consecutive months of Service.

SECTION IV

CONTRIBUTIONS

1.                  A Participant shall direct the Participating Employer to make Basic Contributions to the Participant’s Account in any whole percentage from 1% to 50% of Earnings, as authorized by a salary reduction agreement executed by the Participant and adopted by the Plan Administrator. Such amount shall be deemed to be an employer contribution to the Plan on behalf of the Participant.

A Participant who is Totally Disabled pursuant to Section VIII, Subsection (3) or otherwise on a leave of absence with the Participating Employer’s consent, to include layoffs, or in military service in conformity with the Participating Employer’s policies, may elect to have the Participating Employer continue to make Basic Contributions under the Plan if Earnings are being continued by the Participating Employer. Under the provisions of Section V, the Plan Administrator may require a reduction in the amount of Basic Contributions to be made by Participating Employers with respect to certain Participants, as defined in Section V, pending the determination by the Plan Administrator of the allowable amount of Basic Contributions pursuant to the maximum deferral percentage permitted under the Code. Contributions by or on behalf of a Participant will terminate coincident with the Participant’s Severance Date.

Notwithstanding the foregoing or anything to the contrary in the Plan, a Participant who does not have an affirmative deferral election in effect of at least 2% of Earnings and does not affirmatively elect, after becoming eligible to participate, to receive cash or have a specified amount contributed to the Plan as a Basic Contribution pursuant to a salary reduction agreement, shall have his or her Earnings automatically reduced by 2% and this amount shall be contributed to the Plan as a Basic Contribution. An election not to make Basic Contributions or to defer a different percentage of Earnings may be made at any time. Each Participant in the Plan and eligible employee will receive a notice annually that describes the automatic Earnings reduction procedure, the Participant’s or eligible employee’s right to elect to have no such Earnings reduction contributions made to the Plan on his or her behalf or to have a different amount of Basic Contributions made, how automatic Earnings reduction contributions will be invested in the absence of the Participant’s or eligible employee’s investment directions, and the Participant’s or eligible employee’s right to make a withdrawal of certain automatic Earnings reduction contributions and the procedures for making such a withdrawal.

A Participant shall always have a nonforfeitable right to his or her contributions made pursuant to Subsection (1), taking into account any gains or losses attributable to such contributions resulting from such Participant’s investment directions.

2.                  The percentage of Earnings designated by or automatically provided for the Participant as Basic Contributions under Subsection (1) will continue in effect, notwithstanding any change in Earnings, until the Participant elects to change such percentage. A Participant may change the percentage of Basic Contributions at any time, by telephone pursuant to a voice response system or a participant services representative, by the internet, or in such other manner as may be specified by the Committee from time to time. The election percentage of Basic Contributions of a Transferred Employee in effect under the VF 401k Plan as of the Distribution

Date shall be the election percentage of Basic Contributions in effect under the Plan on the Distribution Date.

A Participant may elect to suspend Basic Contributions at any time, by telephone pursuant to a voice response system or a participant services representative, by the internet, or in such other manner as may be specified by the Committee from time to time. Such suspension will become effective as soon as administratively possible. A suspension of all Basic Contributions will automatically suspend all matching contributions, including Safe Harbor Matching Contributions. In order to resume making Basic Contributions, the Participant must follow the procedures outlined in Subsection (1) above. A Participant will not be permitted to make up suspended contributions. A Participant’s Basic Contributions will be suspended automatically for any pay period in which the Participant is not in receipt of Earnings. A Participant’s Basic Contributions will be suspended automatically upon termination of his or her status as an eligible employee or upon transfer of the Participant to the payroll of a Subsidiary or Affiliated Company which has not adopted this Plan.

3.

(a)	A Participant will become Vested in the portion of his or her Account attributable to ESOP Matching Contributions, Pre-ESOP Matching Contributions, and Retirement Contributions at the rate of one-sixtieth (1/60th) per month of Vesting Service in accordance with the following schedule by way of illustration:

Months of Vesting Service	Vesting Percentage
1	1.67
2	3.33
3	5.00
6	10.00
9	15.00
12	20.00
24	40.00
36	60.00
48	80.00
60	100.00

Notwithstanding the foregoing, a Participant shall be 100% Vested in the portion of his or her Account attributable to any ESOP Matching Contributions, Pre-ESOP Matching Contributions, and Retirement Contributions transferred in connection with the Distribution.

(b)	A Participant shall also be 100% Vested upon (i) attainment of Normal Retirement Age, (ii) Total Disability or (iii) the death of the Participant.

(c)	Notwithstanding the foregoing or any Plan provision to the contrary, dividends paid on or after June 1, 2002 with respect to shares of Company Stock or VF Stock, as applicable, held under the Plan, shall be 100% Vested at all times.

(d)	A Participant shall forfeit, upon termination of his or her employment for reasons other than attainment of Normal Retirement Age, Total Disability or death, the portion of his or her Account attributable to ESOP Matching Contributions, Pre-ESOP Matching Contributions, and Retirement Contributions in which he or she is not Vested under (a) above. Any forfeitures under this Subsection 3 shall be used to pay the Plan’s administrative expenses or to reduce employer contributions (including, without limitation, Safe Harbor Matching Contributions), as determined by the Committee.

(e)	Any Participant who incurs a forfeiture under this Subsection (3) may repay the full amount of any distribution that the Participant received upon termination of employment provided this repayment is before the end of the fifth consecutive year in which the Participant had a Break in Service beginning on the Participant’s Severance Date or any anniversary thereof and ending on the fifth anniversary of such date during which the Participant does not complete an Hour of Service.

Upon repayment of the total amount of the distribution received by the Participant, the Participating Employer shall restore the amount the Participant forfeited under this Subsection (3) at the time of the distribution to the Participant.

(f)	Notwithstanding any Plan provision to the contrary, this Plan is established and maintained on the express condition that it will be considered, by the Internal Revenue Service, as qualifying under provisions of the Code. In the event that the Internal Revenue Service refuses to act favorably with respect to a timely request for a determination that the Plan qualifies under the Code, the Plan will be of no effect and the value of all contributions made by Participating Employers and Participants will be returned to the Participating Employers and Participants, respectively, within one year from the date of the denial of the determination. Furthermore, if, or to the extent that, a Participating Employer’s deduction for contributions made to the Plan is disallowed, the Participating Employer will have the right to obtain from the Trustee the return of any such contributions for a period of one year from the date of disallowance, and if a Participating Employer’s contribution to the Plan is made as a result of a mistake in fact, the Participating Employer will have the right to obtain the return from the Trustee of such contribution for a period of one year from the date the contribution was made.

4.	(a) The term “Rollover Contribution” means the contribution of a “Rollover Amount”, as defined in (c) below, to the Trustee on or before the sixtieth day immediately following the day the contributing Participant receives the Rollover Amount.

(b)	Any Participant may, with the approval of the Committee, make a “Rollover Contribution” as defined in (c) below. The Trustee shall credit the amount of any Rollover Contribution to a separate subaccount in the Participant’s Account as of the date the Rollover Contribution is made. A Rollover Contribution shall be treated as an after-tax contribution for purposes of investment and distribution and shall be fully Vested on the date of contribution. All Rollover Contributions shall be in cash; provided, however, that the Committee may, in its discretion, permit a Rollover Contribution of a “participant loan” described in section 2550.408b-1 of the Labor Regulations to be made by an employee following the acquisition by the Company (or its Subsidiary or Affiliate) of such employee’s employer.

(c)	The term “Rollover Amount” means:

(i)	The entire cash amount in an Individual Retirement Account or Individual Retirement Annuity (as defined in Section 408 of the Code) maintained for the benefit of the Participant making the Rollover Contribution, which amount has been distributed from such Individual Retirement Account or Individual Retirement Annuity; and

(ii)	Part or all of the amount received by such Participant from a trust described in Section 401(a) or 403(a) of the Code (excluding after-tax employee contributions), an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions) or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Such amount shall, however, only constitute a Rollover Amount if the amount described in (c)(ii) above is solely attributable to an eligible rollover distribution, as that term is defined in Section 402(c)(4) of the Code plus the earnings thereon. The term Rollover Amount does not include any amount which is attributable to a distribution from a trust or annuity plan if the Participant who received the distribution was self-employed, within the meaning of Section 401(c)(1) of the Code, at the time contributions to such trust or annuity plan were made on his or her behalf.

5.                  The Participating Employer shall contribute and pay to the Trustee an additional amount equal to 100% of the first 6% of Basic Contributions (and catch-up contributions, if any) of each Participant employed by it, up to a maximum of 6% of the Participant’s Earnings (such contributions shall be referred to herein as Safe Harbor Matching Contributions). The Participating Employer’s Safe Harbor Matching Contributions on behalf of each Participant shall be allocated to each such Participant’s Safe Harbor Matching Contributions Account. Safe Harbor Matching Contributions made pursuant to this Subsection(5) shall be invested as directed by the Participant in accordance with Section VI. A Participant shall always be 100% Vested in and have a nonforfeitable right to amounts allocated to his or her Safe Harbor Matching Contributions Account pursuant to this Subsection (5), taking into account any gains or losses attributable to such amounts resulting from such Participant’s investment directions.

6.                  The contributions referred to in Subsections (1) and (5) with respect to any payroll period will be made by the Participating Employer to the Trustee with reasonable promptness after the total of the Participant’s Basic Contributions during such payroll period has been accurately and finally determined (and, with respect to Basic Contributions under Subsection (1), the Participating Employer shall pay over to the Trustee such Basic Contributions on the earliest date on which they can reasonably be segregated from the Participating Employer’s general assets, but in any event, no later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash).

7.                  Upon receipt of contributions, the contributions will be credited to the respective Accounts of the Participants as soon as the amounts to be credited to such individual Accounts can be determined, and the Trustee will deal with the contributions so received in accordance with the provisions of this Plan. No part thereof shall be used for, or diverted to, any other purpose, nor shall any part thereof be recoverable by any Participating Employer.

SECTION V

ADJUSTMENTS TO PLAN CONTRIBUTIONS

1.                  Limitation of Deferrals

(a)	This Plan is intended to satisfy the qualification standards generally applicable to profit sharing and stock bonus plans under Section 401(a) of the Code, as well as the requirements for a qualified “cash or deferred” plan under Section 401(k) of the Code. If any provision contained in this Plan is not allowable under the Code or the regulations under Section 401(k) of the Code, a substitute provision which is as close as possible to the unallowable provision, which is allowable under the Code (and regulations) and which best maintains the Plan as originally designed and structured, shall be deemed to stand in the place of the unallowable provision. If any provision required by the Code or by valid regulations is not expressly contained in the Plan, it shall nevertheless be deemed a part of the Plan, and, in the case of a choice among such provisions, that provision shall be deemed chosen which best effects the Plan as originally designed and structured.

(b)	For purposes of this Subsection (1) and, to the extent applicable, Subsection (5), the following terms shall have the following meanings:

(i)	“Actual Deferral Percentage” with respect to any group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

(A)	The amount of Basic Contributions paid to the Trust for such Plan Year plus the amount of any Qualified Nonelective Contributions made for the Plan Year, if any, divided by

(B)	The Participant’s Compensation for such Plan Year.

For purposes of determining Actual Deferral Percentages, any Participant who is suspended from participation in the Plan for any reason shall be treated as an eligible Participant.

(ii)	“Compensation” shall mean compensation as defined for testing purposes under Section 401(k) of the Code. Effective January 1, 1994, the total Compensation taken into account in any Plan Year for a Participant shall not exceed $150,000 (adjusted for increases in the cost of living prescribed by the Secretary of the Treasury in accordance with Section 401(a)(17)(B) of the Code).

(iii)	“Excess Basic Contributions” shall mean with respect to each Group B Participant, the amount equal to total Basic Contributions made on behalf of the Participant (determined prior to the application of the leveling procedure described below) minus the product of the Participant’s Actual Deferral Percentage (determined after the leveling procedure described below) multiplied by the Participant’s Compensation. In accordance with the regulations issued under Section 401(k) of the Code, Excess Basic Contributions shall be determined by a leveling procedure under which the Basic Contributions of the Group B Participant with the highest Actual Deferral Percentage shall be reduced to the extent required to enable the limitation of

Subsection (1)(c) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Group B Participant’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Group B Participant with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitation of Subsection (1)(c) is satisfied.

(iv)	“Group B Participant” shall mean a Participant who during the Plan Year is a highly compensated employee within the meaning of Section 414(q) of the Code. “Highly compensated employee” means, effective for Plan Years beginning after December 31, 1996, any employee who (1) was a 5% owner of the Company (within the meaning of Section 416(i)(1) of the Code) during the Plan Year or the preceding Plan Year, or (2) had compensation for the preceding Plan Year in excess of $80,000 (indexed at the same time and in the same manner as the dollar limit in Section 415(d) of the Code is indexed). Compensation for this purpose shall mean compensation within the meaning of Section 415(c)(3) of the Code. A “Group A Participant” means a Participant other than a Group B Participant.

(v)	“Qualified Nonelective Contributions” shall mean contributions made pursuant to Subsection (e) to the Accounts of Group A Participants, as defined in Section 401(m)(4)(C) of the Code.

(c)	Except as provided in Subsection (1)(i), the Code requires that the Actual Deferral Percentage for Group B Participants not exceed a certain multiple of the Actual Deferral Percentage for Group A Participants. The requirements of the Code are satisfied if either (i) the Actual Deferral Percentage for Group B Participants for the Plan Year is not more than 1.25 times the Actual Deferral Percentage for Group A Participants for the Plan Year, or (ii) the Actual Deferral Percentage for Group B Participants for the Plan Year is not more than 2.0 times, but not more than 2 percentage points in excess of, the Actual Deferral Percentage for Group A Participants for the Plan Year. This test shall be applied separately to the portion of the Plan that is an employee stock ownership plan under Section 4975(e)(7) of the Code (“ESOP”) and the portion of the Plan that is not an ESOP.

(d)	If the limitation under Subsection (1)(c) is exceeded in any Plan Year, the Plan Administrator may, in accordance with regulations issued under Section 401(k)(3) of the Code, authorize or require the recharacterization of all or part of any Excess Basic Contributions with respect to any Group B Participant as after-tax contributions up to an amount necessary to assure that the limitation in that Plan Year is not exceeded.

(e)	To the extent the limitation under Subsection (1)(c) continues to be exceeded following any recharacterization pursuant to Subsection (1)(d), or if such recharacterization is not made, a Participating Employer may, in the discretion of the Company, make additional contributions to the Accounts of Group A Participants, which additional contributions shall be Qualified Nonelective Contributions up to an amount necessary to assure that the limitation in that Plan Year is not exceeded.

(f)	To the extent the limitation under Subsection (1)(c) continues to be exceeded following such recharacterization or making of Qualified Nonelective Contributions, or if such recharacterization or additional contributions are not made, the Excess Basic Contributions made on behalf of Group B Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Group B Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of income allocable to Excess Basic Contributions shall be determined in accordance with the regulations issued under Section 401(k) of the Code.

(g)	The Plan Administrator may utilize any combination of the methods described in the foregoing Subsections (d), (e) and (f) to assure that the limitation of Subsection (1)(c) is satisfied. The identity of the Group B Participants subject to recharacterization or distribution of Excess Basic Contributions will be determined using the dollar leveling method based on the dollar amount of Basic Contributions, beginning with the Group B Participant with the highest such dollar amount. The correction methods described in such Subsections (d), (e) and (f) shall be applied separately to the portion of the Plan that is an ESOP and the portion of the Plan that is not an ESOP.

(h)	Notwithstanding the limitation of Subsection (1)(c), in no event may the amount of Basic Contributions to the Plan, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Section 401(k) of the Code) in which a Participant participates, exceed $7,000 (adjusted for increases in the cost-of-living prescribed by the Secretary of the Treasury in accordance with Section 402(g) of the Code) in any calendar year. If a Participant participates in another cash or deferred arrangement in any calendar year and his total Basic Contributions under the Plan and such other plan exceed $7,000 (as adjusted) in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000 (as adjusted)) that is attributable to Basic Contributions in the Plan together with earnings thereon, notwithstanding any limitations on distributions contained in the Plan. Such distribution shall be made by the April 15 following the Plan Year of the Basic Contribution provided that the Participant notifies the Plan Administrator of the amount of the excess deferral that is attributable to a Basic Contribution to the Plan and requests such a distribution. The Participant’s notice must be received by the Plan Administrator no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Basic Contributions to the Plan shall be subject to all limitations on withdrawals and distributions in the Plan.

(i)	ADP Test Safe Harbor Rules. Notwithstanding anything contained in this Section V to the contrary, commencing with the 2015 Plan Year, the provisions of this Subsection (1)(i) shall apply for the Plan Year, and, except as otherwise provided, any provisions relating to the actual deferral percentage test (as set forth in Subsection (1)(c) above) shall not apply. The Plan shall satisfy both the notice requirement and the contribution requirement described below. The safe-harbor contribution requirement must be satisfied without regard to Section 401(l) of the Code. Under the matching contribution requirement, the enhanced match shall be made on behalf of each Participant who is eligible to receive Safe Harbor Matching Contributions under Section IV, Subsection (12).

(i)	Notice Requirement – At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Plan Administrator shall provide each employee eligible to participate in the Plan with notice in writing in a manner calculated to be understood by the average eligible employee, or through an electronic medium reasonably accessible to such employee, of the contribution requirement described below, any other contributions under the Plan, and the conditions under which such contributions are made, the type and amount of Compensation that may be deferred under the Plan, the procedures for making deferrals (within the meaning of Section IV, Subsection (1)) and the administrative and timing requirements that apply, the periods available under the Plan for making elective deferrals, and the withdrawal and vesting provisions applicable to contributions under the Plan. With respect to the election periods referenced in the preceding sentence, an eligible employee may make and/or modify his elective deferral election on a daily basis; provided, however, that an eligible employee may make or modify an election during the thirty (30)-day period immediately following receipt of the notice requirement. During the ninety (90)-day period ending with the day an employee becomes eligible to participate in the Plan, the same notice shall be provided to that employee. Notwithstanding the foregoing, the notice shall satisfy both the content requirement and timing requirement of Section 401(k)(12) of the Code and the regulations promulgated thereunder.

(ii)	Safe Harbor Matching Contribution – The Participating Employer shall make an enhanced matching contribution on behalf of each employee participating in the Plan in an amount equal to one hundred percent (100%) of the Basic Contributions of such Participant, to the extent such Basic Contributions do not exceed six percent (6%) of the Participant’s Compensation.

Safe Harbor Matching Contributions under this Subsection (1)(i) shall be 100% Vested and shall not be distributable prior to:

(1)       the Participant’s severance from employment, Total Disability, or death;

(2)       the Participant’s attainment of age fifty-nine and one-half (59½); or

(3)       the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of an alternative defined contribution plan by the Company or an affiliated employer within the period ending twelve (12) months after distribution of all assets from the Plan. For this purpose, a defined contribution plan is not treated as an alternative defined contribution plan if it is an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409(a)), a simplified employee pension (as defined in Code Section 408(k)), a SIMPLE IRA plan (as defined in Section 408(p)), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f).

In accordance with Treasury Regulation Section 1.401(k)-1(e)(7), it is impermissible for the Company to use ADP testing for a Plan Year in which it is intended for the Plan through its written terms to be a 401(k) safe harbor plan under the Code and the Company fails to satisfy the requirements of such safe harbor for the Plan Year.

2.                  Limitation of Contributions

(a)	In order to ensure the continued qualified status of the Plan under Section 401(a) of the Code, the Plan must provide limits on the amount of contributions and forfeitures that may be allocated to the Account of a Participant in a Plan Year. The provisions of this Subsection (2) are intended to effect compliance with the subject Code provisions, namely, Sections 401(a)(16) and 415 of the Code, as the same may be applicable, and with the regulations which may be issued thereunder.

(b)	Notwithstanding any provision contained in any other Section of this Plan to the contrary, the total Annual Addition with respect to a Participant for any calendar year shall not exceed the lesser of (i) $30,000 (adjusted for increases in the cost-of-living under Section 415(d) of the Code) or (ii) 100% of the Participant’s compensation for such year, within the meaning of Section 415(c)(3) of the Code. The otherwise permissible Annual Additions for any Participant under this Plan may be further reduced to the extent necessary to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on contributions for the account of and benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings, or stock bonus plan of the Participating Employer or of another company in the commonly controlled group (as defined in Subsection (2)(f) of this Section V) which includes the Participating Employer.

(c)	The sum of the Participant’s defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) shall not exceed 1.0. In the event a reduction in a Participant’s benefits or contributions under one or more of the Company’s defined benefit or defined contribution plans is required under this Subsection (2), Annual Additions to the Participant’s Account under this Plan shall be restricted before any reduction is required under any other defined benefit or defined contribution plan of the Company. Notwithstanding the foregoing, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code as amended by the Tax Reform Act of 1986 does not exceed 1.0 for any calendar year. Notwithstanding any other provision of the Plan, the limitation set forth in this Subsection (2)(c) shall not apply to the Plan after the Plan Year ending December 31, 1999.

(d)	If the limitations of Subsection (2)(c) would be exceeded when this Plan is considered in combination with other qualified defined contribution plans, the excess shall be eliminated by first reducing allocations (other than allocations subject to the special limitation of Code Section 415(c)(6)) under such other plans as provided therein, provided that such allocations shall be reduced only if and to the extent necessary to comply with Subsection (2)(c). If contributions to this Plan by or on behalf of a Participant are to be reduced as a result of this Subsection (2), such reduction shall be effected by reducing the amount of such Participant’s Basic Contributions. If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s compensation, or under the limited facts and circumstances which the Commissioner finds justify the availability of the rules set forth in Subsections (i)-(iv) of this Subsection (d), the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Plan Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that calendar year if they are treated as follows:

(i)	The excess amounts in the Participant’s Account consisting of after-tax contributions and any increment attributable thereto shall be paid to the Participant as soon as administratively feasible.

(ii)	The excess amounts in the Participant’s Account consisting of ESOP Matching Contributions, Pre-ESOP Matching Contributions, and Retirement Contributions shall be used to reduce ESOP Matching Contributions, Pre-ESOP, and Retirement Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Plan Year. However, if that Participant is not covered by the Plan as of the end of the Plan Year, then the excess amounts must be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Plan Year, other than the first Plan Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts (subject to the limitations of Code Section 415) before any contributions which would constitute Annual Additions may be made to the Plan for that Plan Year. Furthermore, the excess amounts must be used to reduce Retirement Contributions and ESOP Matching Contributions and Pre-ESOP Matching Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the remaining Participants in the Plan.

(iii)	In the event of termination of the Plan the suspense account described in (ii) above shall revert to the Company to the extent it may not then be allocated to any Participants’ Accounts.

(e)	The Plan Administrator shall advise an affected Participant of any limitation on his or her Annual Addition required by this Subsection (2).

(f)	In applying the provisions of this Subsection (2), all defined contribution plans of the Company and defined contribution plans of all companies in a commonly controlled group which includes the Company will be considered as a single defined contribution plan and all defined benefit plans of the Company and defined benefit plans of such companies will be considered a single defined benefit plan. In the case of a Participating Employer which is not part of a commonly controlled group with the Company, as described in the preceding sentence, the provisions of the previous sentence will apply separately to the Participating Employer. For purposes of this Subsection (2), a commonly controlled group is either (i) a controlled group of corporations, or (ii) a group of two or more trades or businesses under common control (as these terms are defined for purposes of Section 414(b) and (c), as modified by Section 415(h), of the Code).

(g)	If the Annual Additions to a Participant’s Account have exceeded any of the foregoing limitations, the Basic Contributions made by the Participant (and the income attributable to such contributions) which caused the excess shall be returned to the Participant. If the Annual Additions to a Participant’s Account continue to exceed the foregoing limitations, and if the Participant’s returned contribution gave rise to a Matching Contribution, such Matching Contributions and any forfeitures allocated to the Participant’s Account as of the close of a Plan Year will, to the extent permissible, be allocated and reallocated to the Accounts of all Participants not affected by this Subsection (2) as an additional Matching Contribution in proportion to the amount of all other Matching Contributions allocated to each Participant’s Account in the Plan Year in which such reduction occurred, to the extent necessary to comply with the foregoing limitations.

(h)	In applying the foregoing rules, a contribution returned to a Participant shall in the first instance be deemed as being made from a Participant’s total contributions in excess of six percent (6%) of his or her Earnings, if any, and thereafter as being made from other contributions of the Participant.

(i)	For purposes of this Subsection (2), the term “Annual Addition” means the sum for any Plan Year of:

(1)	Matching Contributions, and Retirement Contributions;

(2)	Basic Contributions;

(3)	any after-tax contributions attributable to the Participant;

(4)	forfeitures; and

(5)	amounts described in Sections 415(1)(1) and 419A(d)(2) of the Code.

3.                  For purposes of Subsection (1), Subsection (2), Subsection (5), and Subsection (6) of this Section V, the term “compensation” means a Participant’s wages, salaries, and other amounts received for personal services actually rendered during a calendar year, excluding deferred compensation, stock options, and other distributions which receive special tax benefit, as defined pursuant to Section 415(c)(3) of the Code and the regulations and other guidance issued pursuant thereto; provided, however, that effective for Plan Years beginning on and after January 1, 1998, “compensation” shall include all elective deferral amounts (as defined at Section 402(g)(3) of the Code) during such limitation period, all Participant contributions to an annuity under Section 403(b) of the Code, all Participant contributions under a plan meeting the requirements of Section 457 of the Code, all compensation reductions to which the Participant has consented for the purpose of providing “qualified benefits” under a cafeteria plan meeting the requirements of Section 125 of the Code, and, effective for limitation years beginning on or after January 1, 2001, all compensation reductions to which the Participant has consented for the purpose of providing “qualified transportation fringe” benefits under Section 132(f) of the Code.

4.                  Top-Heavy Provisions.

(a)	Subject to applicable law, if the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Subsection (4) will supersede any conflicting provisions in the Plan.

(b)	For purposes of this Subsection (4), the following terms shall have the following meanings:

(i)

(ii)	“Top-Heavy Ratio” means a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date) and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. For purposes of determining the Top-Heavy Ratio, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key employee, but who was a Key employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Participating Employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(iii)	“Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(iv)	“Required Aggregation Group” means (1) each qualified plan in which at least one Key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan which enables a plan in which a Key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

(v)	“Determination Date” means, for any Plan Year, the last day of the preceding Plan Year.

(vi)	“Valuation Date” means the date which is used to calculate the value of account balances or accrued benefits for purposes of determining the Top-Heavy Ratio. In the case of this Plan, the Valuation Date shall be the Determination Date.

(c)	For any Plan Year, this Plan is a Top-Heavy Plan if any of the following conditions exist: (1) if the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of a Required Aggregation Group or Permissive Aggregation Group of plans; (2) if this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or (3) if this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(d)	If this Plan ever becomes a Top-Heavy Plan, then the Participating Employer shall contribute to the Account of each Participant who is not a Key employee the greater of:

(1)	The Retirement Contribution (through December 31, 2014) and Matching Contribution to which the Participant is otherwise entitled under the provisions of this Plan without regard to this Subsection (4), or

(2)	An amount equal to 3% of the Participant’s compensation, as defined in Subsection (3) of this Section V, for the Plan Year.

Any such minimum contribution shall be made on behalf of each Participant who is not a Key employee without regard to whether or not the Participant has separated from service and without regard to whether the Participant has made Basic Contributions. In addition, in determining the amount of any such minimum contribution, Basic and Matching Contributions and any Social Security contribution made on behalf of any Participant shall not be taken into account.

(e)	If this Plan ever becomes a Top-Heavy Plan, then the extent to which a Participant has a nonforfeitable right to the portion of his or her Account attributable to Matching (other than Safe Harbor Matching), and Retirement and contributions pursuant to Subsection (4)(d)(2) above, if any, shall be determined in accordance with the provisions of this Plan other than this Subsection (4) or in accordance with Subsection (4)(f) below, whichever provision results in a nonforfeitable right to a greater percentage of the portion of the Participant’s Account attributable to Matching (other than Safe Harbor Matching), and Retirement and contributions pursuant to Subsection (4)(d)(2) above, if any.

(f)	Under this Subsection (4)(f), the Participant’s nonforfeitable right to a percentage of his or her Account attributable to Matching (other than Safe Harbor Matching), and Retirement and contributions pursuant to Subsection (4)(d)(2) above, if any, shall be determined in accordance with the following table:

Years of Service	Nonforfeitable Percentage
2	20
3	40
4	60
5	80
6 or more	100

Notwithstanding the foregoing, in no event will a Participant’s nonforfeitable right to a percentage of his or her Account attributable to Matching (other than Safe Harbor Matching), and Retirement and contributions pursuant to Subsection (4)(d)(2) above, if any, be less than his or her nonforfeitable right determined prior to the Plan’s becoming a Top-Heavy Plan.

(g)

5.                  Actual Contribution Percentage Tests - Basic Accounts.

(a)	Except as provided in Subsection (5)(h), in no event may Matching Contributions and after-tax contributions (including Basic Contributions which are re-characterized pursuant to Subsection (1)(d), if any) made on behalf of all Group B Participants with respect to any Plan Year result in a Contribution Percentage for such group of employees which exceeds the greater of (i) or (ii) below, where:

(i)	is an amount equal to 125% of the Contribution Percentage for the Plan Year for all Group A Participants in the Plan; and

(ii)	is an amount equal to the sum of the Contribution Percentage for the Plan Year for all Group A Participants in the Plan and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for the Plan Year for all Group A Participants or such lesser amount as prescribed in regulations issued by the Secretary of the Treasury to prevent the multiple use of this alternative limitation with respect to any Group B Participant.

This test shall be applied separately to the portion of the Plan that is an ESOP and the portion of the Plan that is not an ESOP.

(b)	For purposes of this Subsection (5), the following terms shall have the following meanings:

(i)	“Compensation” shall mean “compensation” as determined under Subsection (1)(b)(ii).

(ii)	“Contribution Percentage” with respect to any specified group of actively employed Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of

(A)	the amount of Matching Contributions, and any Basic Contributions recharacterized pursuant to Subsection (1)(d), Basic Contributions treated as Matching Contributions pursuant to Subsection (5)(d), and any Qualified Nonelective Contributions or additional Matching Contributions made pursuant to Subsection (5)(d), paid to the Trust on behalf of each such Participant for such Plan Year, to

(B)	the Participant’s Compensation for such Plan Year.

For purposes of determining Contribution Percentages, any Participant who is suspended from participation under the Plan shall be treated as an eligible Participant.

(iii)	“Excess Aggregate Contributions” shall mean with respect to each Group B Participant, the amount equal to the total Matching Contributions made on his behalf and any Basic Contributions which are recharacterized pursuant to Subsection (1)(d) determined prior to the application of the leveling procedure described below minus the product of the Participant’s Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Participant’s Compensation. Under the leveling procedure, the Matching Contributions and recharacterized Basic Contributions of the Group B

Participant with the highest Contribution Percentage are reduced to the extent required to enable the limitation of Subsection (5)(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Contribution Percentage to equal that of the Group B Participant with the next highest Contribution Percentage. This leveling procedure is repeated until the limitation of Subsection (5)(a) is satisfied. In no case shall the amount of Excess Aggregate Contributions with respect to any Group B Participant exceed the Matching Contributions made on behalf of such Participant in any Plan Year.

(iv)	“Group B Participant” shall have the same meaning as in Subsection (1)(b)(iv).

(v)	“Qualified Nonelective Contributions” shall mean contributions made pursuant to Subsection (5)(d) to the Accounts of Group A Participants, as defined in Section 401(m)(4)(C) of the Code.

(c)	The Plan Administrator shall be authorized to implement rules authorizing or requiring reductions in contributions that may be made by Group B Participants during the Plan Year (prior to any contributions to the Trust) so that the limitation of Subsection (5)(a) is satisfied.

(d)	Notwithstanding any reductions pursuant to Subsection (c), if the limitation under Subsection (5)(a) is exceeded, a Participating Employer may, in the discretion of the Company, make additional contributions to the Accounts of Group A Participants up to an amount necessary to assure that the limitation under Subsection (5)(a) is satisfied, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Contributions. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Plan Administrator may elect to treat amounts attributable to Basic Contributions as such additional Matching Contributions solely for the purposes of satisfying the limitation of Subsection (5)(a).

(e)	If the limitation under Subsection (5)(a) continues to be exceeded following such Qualified Nonelective Contributions or additional Matching Contributions, if any, the Excess Aggregate Contributions made with respect to Group B Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Group B Participants in an amount equal to each such Participant’s after-tax contributions (including recharacterized Basic

Contributions) with respect to which no Matching Contributions were made.

(f)	If the limitation under Subsection (5)(a) continues to be exceeded following any contributions described in Subsection (d) and any distributions described in Subsection (e), the amount of the Excess Aggregate Contributions attributable to recharacterized Basic Contributions with respect to which Matching Contributions were made and Matching Contributions and any income attributable to either such amounts, shall be distributed to Group B Participants to the extent vested pursuant to Section IV, Subsection (9) or (12) of the Plan or if not vested, forfeited. Any such forfeitures shall be utilized to pay the Plan’s administrative expenses or to reduce future Matching Contributions, as determined by the Committee. The amount of Excess Aggregate Contributions to be distributed or forfeited pursuant to this Subsection (f) shall be determined on a pro rata basis in proportion to the Matching Contributions made on behalf of such Group B Participant for the Plan Year.

(g)	All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year in which they occur, but no later than twelve months after the close of the Plan Year. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Code. The Plan Administrator is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing Subsections (c), (d), (e) and (f) to assure that the limitation of Subsection (5)(a) is satisfied. The identity of the Group B Participants subject to distribution or forfeiture of Excess Aggregate Contributions will be determined using the dollar leveling method based on the dollar amount of Matching Contributions, Basic Contributions recharacterized pursuant to Subsection (1)(d), Basic Contributions treated as Matching Contributions pursuant to Subsection (5)(d), and Qualified Nonelective Contributions or additional Matching Contributions made pursuant to Subsection (5)(d), beginning with the Group B Participant with the highest such dollar amount. The correction methods described in such Subsections (c), (d), (e) and (f) shall be applied separately to the portion of the Plan that is an ESOP and the portion of the Plan that is not an ESOP.

(h)	ACP Test Safe Harbor Rules. Notwithstanding anything contained in this Section V to the contrary, commencing with the 2015 Plan Year, the provisions of this Subsection (5)(h) shall apply for the Plan Year and any provisions relating to the average contribution percentage test (as set forth in Subsection (5)(a) above) shall not apply. The Plan shall satisfy both the notice and contribution requirement described in Subsection (1)(i). Provided, however, that in the event matching contributions are made to the Plan: (i) matching contributions are not made with respect to elective deferrals that in the aggregate exceed six percent (6%) of the Participant’s Compensation; (ii) the rate of matching contributions does not increase as a Participant’s rate of elective deferrals increases; and (iii) the rate of matching contributions for Group B Participants is not greater than the rate of matching contributions for Group A Participants at any rate of elective deferrals. In addition, the Company shall be permitted to impose restrictions on election periods, amount of elective deferrals, types of compensation that may be deferred, and restrictions due to limitations under the Code only to the extent permitted under Section 1.401(k)-3(d) of the Treasury Regulations and any subsequent guidance issued by the Internal Revenue Service.

The Plan shall be subject to the average contribution percentage test under Subsection (5)(a) if the safe harbor matching contribution formula exceeds six percent (6%) of the Participant’s Compensation.

Safe Harbor Matching Contributions shall be taken into account for a Plan Year under the average contribution percentage test safe harbor provided such Matching Contributions are allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, are actually paid to the Trust no later than twelve (12) months after the close of the Plan Year, and are made on behalf of a Participant on account of the Participant’s elective deferrals for the Plan Year.

In accordance with Treasury Regulation Section 1.401(m)-1(c)(2), it is impermissible for the Company to use ACP testing for a Plan Year in which it is intended for the Plan through its written terms to be a 401(m) safe harbor plan under the Code and the Company fails to satisfy the requirements of such safe harbor for the Plan Year.

SECTION VI

INVESTMENT DIRECTIONS

1.                  Except as provided in Subsection (5) below, a Participant shall direct that his or her Account, including his or her Basic Contributions, ESOP Matching Contributions, Pre-ESOP Matching Contributions, Safe Harbor Matching Contributions and Retirement

Contributions, shall be invested in the Funds described or provided for below, subject to any restrictions specified hereunder or otherwise by the Committee:

(a)	Company Stock Fund: Monies shall be invested in common stock of the Company subject to any limitations described herein.

(b)	Company ESOP Stock Fund: The Company ESOP Stock Fund is frozen. No additional contributions or other amounts shall be invested in, or transferred to, the Company ESOP Stock Fund, with the exception of amounts transferred pursuant to the Transaction Agreement and dividends on Company Stock, which can continue to be reinvested in the Company ESOP Stock Fund, for the period in which the Company ESOP Stock Fund is a permitted investment option pursuant to this Section VI .

(c)	Other Fund(s): Such other Fund, Funds or investment options as shall be specified from time to time by the Committee for investment direction by Participants in accordance with this Section VI.

(d)	VF Corporation Stock Fund: The VF Corporation Stock Fund is frozen. No additional contributions or other amounts shall be invested in, or transferred to, the VF Corporation Stock Fund, with the exception of amounts transferred pursuant to the Transaction Agreement. The VF Corporation Stock Fund shall be an available investment option under the Plan for approximately twelve (12) months after the Distribution Date. The Plan Administrator shall permit Participants to direct investments from the VF Corporation Stock Fund into other available Funds as of the Distribution Date and anticipated for approximately twelve (12) months thereafter. It is anticipated that the Plan Administrator shall liquidate any remaining positions in the VF Corporation Stock Fund approximately twelve (12) months after the Distribution Date, and map the proceeds therefrom to the qualified default investment alternative.

(e)	VF Corporation ESOP Stock Fund: The VF Corporation ESOP Stock Fund is frozen. No additional contributions or other amounts shall be invested in, or transferred to, the VF Corporation ESOP Stock Fund. The VF Corporation ESOP Stock Fund shall be an available investment option under the Plan for approximately twelve (12) months after the Distribution Date. The Plan Administrator shall permit Participants to direct investments from the VF Corporation ESOP Stock Fund into other available Funds as of the Distribution Date and for approximately twelve (12) months thereafter. It is anticipated that the Plan Administrator shall liquidate any remaining positions in the VF Corporation ESOP

Stock Fund approximately twelve (12) months after the Distribution Date, and map the proceeds therefrom to the qualified default investment alternative.

Investment directions shall be given by a Participant by telephone pursuant to a voice response system or a participant services representative, by the internet, or in such other manner as may be specified by the Committee from time to time.

Dividends paid by the Company or VF Corporation with respect to shares of Company Stock or VF Stock allocated to a Participant’s Account under the Plan shall, at the election of the Participant, in accordance with procedures prescribed by the Committee, be:

(a)	Paid in cash directly to the Participant or paid to the Plan and distributed in cash to the Participant no later than 90 days after the close of the Plan Year in which such dividends are paid (as determined by the Committee); or

(b)	Paid to the Plan and, subject to Subsection (5) below, for dividends paid with respect to shares of Company Stock, reinvested for the Participant in Company Stock in the Company Stock Fund or Company ESOP Stock Fund, as applicable; and for dividends paid with respect to shares of VF Stock, reinvested in available Plan Funds pro rata based on Participants’ current investment elections.

If a Participant does not timely file an election, subject to Subsection (5) below, the Participant shall be deemed to have elected, for dividends paid with respect to shares of Company Stock, reinvestment of dividends in Company Stock in the Company Stock Fund or Company ESOP Stock Fund, as applicable, and for dividends paid with respect to shares of VF Stock, reinvestment of dividends in available Plan Funds pro rata based on Participant’s current investment elections.

Notwithstanding any of the foregoing provisions of this Subsection (1), the Trustee may hold such portion of the assets of any of the Funds in cash or short-term investments as the Committee deems necessary to meet expenses and the near-term distribution and transfer requirements of the Funds.

The Committee may from time to time, at its discretion, add Funds or investment options to, or delete Funds or investment options from, the listing of Funds made available for investment direction pursuant to clause (c) (“Other Fund(s)”) of this Subsection.

Notwithstanding the foregoing, and subject to Subsection (5) below, (x) following the Distribution Date, no more than 25% of the Participant’s total Account, including Basic Contributions, Rollover Contributions, Safe Harbor Matching Contributions, Pre-ESOP Matching Contributions, and ESOP Matching Contributions (to the extent eligible for Participant investment direction in accordance with Section IV, Subsection (5)) may be invested in the Company Stock Fund and Company ESOP Stock Fund (which Fund is also subject to additional limitations as described in Subsection (1)(b) above), and no more than 25% of any future contributions may be invested in the Company Stock Fund and Company ESOP Stock Fund (which Fund is also subject to additional limitations as described in Subsection (1)(b) above), and (y) none of the Participant’s

Retirement Contributions may be invested in the Company Stock Fund or Company ESOP Stock Fund (except that, in the case of a Participant who is enrolled in the Financial Engines Professional Management Program service (or a successor professional investment management service made available under the Plan), up to 20% of the portion of the Participant’s Account attributable to Retirement Contributions may be invested in the Company Stock Fund). The Committee shall have the authority to prescribe such additional rules, regulations and restrictions as it deems necessary regarding the Funds and investment directions under this Section VI.

2.                  In the event that a Participant does not make an initial election to direct investments among the available Funds, amounts held for the Participant shall be invested in the investment Fund or Funds selected by the Committee in its absolute discretion, and the Committee shall be absolved of any liability for any decision so made to the extent permitted by ERISA.

3.                  Subject to Subsection (5) below, the investment election by a Participant will continue in effect until changed by the Participant pursuant to an available method set forth or provided for in Subsection (1) above. Each investment direction by a Participant in effect under the VF 401k Plan on the Distribution Date will be recognized and maintained immediately after the transfer of his or her Account from the VF 401k Plan to the Plan and shall remain, subject to the limitations provided under this Section VI, until a new direction is made by the Participant and becomes effective.

4.                  A Participant may transfer the investment of the portion of the Participant’s Account specified in Subsection (1) above among the various Funds subject to Subsection (5) below and to the restrictions on investment in the VF Corporation Stock Fund, VF Corporation ESOP Stock Fund, Company Stock Fund and Company ESOP Stock Fund set forth in this Section IV.

5.                  The Committee has appointed an independent fiduciary (the “Independent Fiduciary”) to manage the Company Stock held in the Company Stock Fund, Company ESOP Stock Fund and under the Plan, and to manage the VF Stock held in the VF Corporation Stock Fund, VF Corporation ESOP Stock Fund under the Plan. In such capacity, the Independent Fiduciary will be the Plan's “named fiduciary” (within the meaning of ERISA) with respect to its investment in Company Stock in the Company Stock Fund or Company ESOP Stock Fund, and VF Stock in the VF Corporation Stock Fund and VF Corporation ESOP Stock Fund, and the “investment manager” (within the meaning of ERISA) of the Company Stock in the Company Stock Fund or Company ESOP Stock Fund, and VF Stock in the VF Corporation Stock Fund and VF Corporation ESOP Stock Fund. Under certain circumstances, the Independent Fiduciary has the authority to take the following actions with respect to the Company Stock in the Company Stock Fund or Company ESOP Stock Fund and VF Stock in the VF Corporation Stock Fund and VF Corporation ESOP Stock Fund (directing the Trustee and recordkeeper as necessary in connection therewith): impose limits or restrictions on the investment of Accounts in such Funds; direct the sale or other disposition of Company Stock or VF Stock in such Funds; suspend or prohibit the transfer of Accounts out of such Funds during any period in which Company Stock or VF Stock in such Funds is being sold or disposed of; and remove the Company Stock Fund, Company ESOP Stock Fund, VF Corporation Stock Fund and VF Corporation ESOP Stock Fund as an investment option under the Plan.

SECTION VII

VALUATION OF PARTICIPANTS’ ACCOUNTS

1.                  The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. Each Account shall be maintained with appropriate subaccounts to reflect the Participant’s type of contribution and investment choices selected from the Funds offered under Section VI, Subsection (1). The maintenance of individual Accounts is for accounting purposes only, and a segregation of the assets of the Trust to each Account and/or subaccount shall not be required. Distributions, withdrawals and loans made from an Account shall be charged to the Account upon the processing of the distribution, withdrawal or loan.

2.	(a)	The Committee shall cause all Trust assets to be valued at current fair market value as of the close of each business day (as determined by the New York Stock Exchange), and shall determine the income or loss of the Funds as of each such Valuation Date. In determining the current fair market value of any Trust asset other than Company common stock, the Committee shall use, or cause the use of whatever valuation method it deems best, provided that such method is consistently applied and is permitted under applicable law. In determining the fair market value of Company common stock, unless otherwise provided by applicable law, the Committee shall prescribe the use of the closing sale price on the New York Stock Exchange for the day during which the most recent trade of such stock has occurred, including the current Valuation Date.

In determining the income of the respective Funds, expenses directly attributable to a particular Fund shall be allocated thereto, while expenses not directly attributable to a particular Fund shall be allocated to the Funds and/or the Accounts of Participants, former Participants and Beneficiaries based upon such reasonable allocation method as shall be determined by the Committee, except to the extent such amounts are paid by the Company.

(b)	The income determined for a particular Fund pursuant to (a) above shall be allocated to those Participants, former Participants for whom an Account is maintained and Beneficiaries who have subaccount balances in such Fund as of the current Valuation Date in the proportion that each such subaccount balance as of the immediately preceding Valuation Date (less withdrawals since such date) bears to the total of all such subaccount balances on such immediately preceding Valuation Date (less withdrawals since such date).

SECTION VIII

PLAN BENEFITS

1.                  Normal Retirement. Upon termination of employment on or after the Participant’s Normal Retirement Age, a Participant shall be entitled to a benefit based on the balance of the Participant’s Account distributed in a manner provided in Section IX.

2.                  Death. In the event of the death of a Participant prior to commencement of benefits described in Subsections (1) and (3), the Participant’s Beneficiary shall be entitled to a benefit based on the balance of the Participant’s Account distributed in a manner provided in Section IX.

3.                  Total Disability. In the event of a physical or mental impairment that would qualify a Participant for disability benefits under a long term disability benefits plan maintained by the Company and/or eligibility for disability benefits under the Social Security Act, the Participant may receive the full value of his or her Participant’s Account distributed in a manner provided in Section IX. All determinations of total disability for purposes of this Plan will be based on the fact that the Participant is in receipt of disability payments under the above referenced disability benefits plans.

4.                  Other Termination of Employment. Upon termination of employment prior to the Participant’s Normal Retirement Age for any reason other than death or total disability (as defined in Subsection (3)), a Participant shall be entitled to a benefit based on the Vested portion of the Participant’s Account distributed in a manner provided in Section IX.

5.                  Beneficiary. Each Participant will designate (subject to the provisions of Section IX, Subsection (3)) the Beneficiary (along with alternate beneficiaries) to whom or which, in the event of the Participant’s death, any benefit is payable hereunder. Each Participant has the right to change any designation of Beneficiary and such change automatically revokes any prior designation. A designation or change of Beneficiary must be on forms prescribed by the Plan Administrator and any change of Beneficiary will not become effective until the change of Beneficiary is filed with the Plan Administrator whether or not the Participant is alive at the time of such filing, provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant’s last designation and prior to the time such change was received by the Plan Administrator. The interest of any Beneficiary who dies before the Participant will terminate unless otherwise provided. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan will be paid to the Spouse of the Participant if living at the time of payment, otherwise in equal shares to such of the children of the Participant as may be living at the time of payment, provided, however, that if there is no surviving Spouse or child at the time of payment, such payment will be made to the estate of the Participant. Each Beneficiary designation by a Participant in effect under the VF 401k Plan on the Distribution Date will be recognized and maintained immediately after the transfer of his or her Account from the VF 401k Plan to the Plan and shall remain until a new designation is made by the Participant and becomes effective.

6.                  Valuation Date to be Used for Computation of Benefits. If a Participant, former Participant or Beneficiary becomes entitled to a benefit pursuant to this Section VIII, the value of the Account available to be distributed shall be determined as of the close of the business day (as determined by the New York Stock Exchange) for which the Participant’s or Beneficiary’s, as applicable, distribution request is confirmed (or such other deadline as shall be specified by the Committee).

For purposes of Subsection (1), the event occasioning the benefit shall be the Participant’s termination of employment on or after his Normal Retirement Age other than by reason of death. For purposes of Subsection (2), the event occasioning the benefit shall be the death of the Participant prior to the commencement of a benefit described in Subsection (1) or (3). For purposes of Subsections (3) and (4), the event occasioning the benefit shall be the date the Participant’s employment terminates.

SECTION IX

PAYMENT OF BENEFITS

1.                  Subject to the provisions of Subsection (3), the normal form for the payment of benefits under the Plan shall be a lump-sum payment in cash.

2.	(a)	Subject to the provisions of this Subsection (2) and Subsection (3), a Participant or former Participant (hereinafter in this Section IX referred to as “Participant”) shall be entitled to elect, in writing on a form prescribed by the Committee, one of the following optional forms for the payment of benefits:

(i)	A single lump-sum payment in Company or VF common stock up to the number of full shares then reflected in the portion of the Company Stock Fund and/or Company ESOP Stock Fund or VF Corporation Stock Fund and/or the VF Corporation ESOP Stock Fund allocated to such Participant and the balance of Participant’s Account in cash, or a lesser number of shares of Company or VF common stock and the balance of Participant’s Account in cash, or

(ii)	In the form of an annuity providing installment payments in cash over a period certain not to exceed 10 years.

Any such election of an optional form of payment may be made or changed at any time prior to the payment or commencement of benefits, but shall thereafter be irrevocable. In the absence of a valid election, a Participant shall be deemed to have elected the normal form of payment under Subsection (1).

(b)	(i)	In no event shall a Participant be permitted to elect an annuity form of installment payments for a period certain extending beyond the life expectancy of the Participant, or the joint and last survivor expectancy of the Participant and designated Beneficiary.

(ii)	In no event shall a Participant be permitted to elect an annuity form of installment payments that provides more than 50% of the value of the Participant’s Account to be paid to a Beneficiary other than the Spouse.

(iii)	If an Account is to be distributed in other than a lump-sum, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the value of the Account by the life expectancy of the Participant, or the joint and last survivor expectancy of the Participant and Beneficiary. For this purpose, a Participant’s life expectancy may not be recalculated more frequently than annually, and a non-spouse Beneficiary’s life expectancy may not be recalculated.

3.	(a)	A written notification will be provided by the Committee to each Plan Participant no less than 30 days and no more than 90 days before the distribution date, informing the Participant of the normal and optional forms of payment under Subsections (1) and (2), and requesting the Participant to elect one of the available forms and to designate a Beneficiary. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that:

(i)	The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and a particular distribution option); and

(ii)	The Participant, after receiving the notice, affirmatively elects a distribution.

(b)	Notwithstanding the foregoing, a married Participant may not designate a Beneficiary other than his or her Spouse, unless:

(i)	The Spouse of the Participant consents to such election in writing on a form prescribed by the Committee, and the Spouse’s consent is witnessed by a notary public; or

(ii)	It is established to the satisfaction of the Committee that the spousal consent required by (i) above may not be obtained because there is no Spouse, the Spouse cannot be located, or other circumstances as the Secretary of the Treasury may prescribe by regulations prevent obtaining such spousal consent.

4.	(a)	All distributions of Plan benefits will be made or commence to be made as soon as practicable following confirmation of the request for payment of benefits, after the Participant becomes totally disabled, dies, retires or terminates employment, but in no event later than 60 days after the end of the Plan Year containing the event giving rise to the payment of benefits, e.g., disability, termination of employment, death or retirement.

(b)	Notwithstanding anything to the contrary contained in this Plan, distribution of the vested balance in the Participant’s Account shall be made no later than April 1st of the calendar year following the calendar year in which the Participant (i) attains age 70½ or (ii) terminates employment, whichever occurs later, or shall commence no later than such date and be payable over a period not extending beyond the life expectancy of such Participant or the life expectancies of such Participant and his Beneficiary; provided, however, that Subsection (4)(b)(ii) above shall not apply to an employee who was a five-percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the employee attains age 70½. If it is not possible to make the required payment because of the Committee’s inability to locate the Participant after making reasonable efforts to do so, a payment retroactive to the required commencement date shall be made no later than sixty (60) days after the date the Participant is located.

5.                  If a Participant dies after distribution of his Account has commenced, any additional benefits to which his Beneficiary (including his Spouse) may be entitled in accordance with the provisions of the Plan will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death. If a Participant dies before distribution of his Account commences, any benefits to which his Beneficiary (including his Spouse) may be entitled in accordance with the provisions of the Plan will be distributed no later than five years after the Participant’s death, except to the extent that the Committee permits the Beneficiary to elect that distributions be made in substantially equal installments in cash over a period certain not to exceed 10 years (but in no event longer than the life expectancy of the Beneficiary), commencing no later than one year after the Participant’s death.

6.                  Notwithstanding anything in this Plan (including Appendix F) to the contrary, if the Vested portion of a Participant’s Account (including the value of the Account attributable to Rollover Contributions) is $5,000 or less and he separates from service for reasons other than attainment of Normal Retirement Age or total disability (as defined in Section VIII, Subsection (3)), distribution of such Vested portion shall be made as soon as practicable following the month end coincident with or next following his or her termination of employment, in an amount determined as of such month end. However, in the event of a mandatory distribution pursuant to this paragraph and such distribution is greater than $1,000, if the Participant does not elect to have such mandatory distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with Section XX or to receive the distribution directly in accordance with Section IX, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.

In any other event, a Participant who terminates employment may elect to defer distribution of his or her Account balance until the time specified in Section IX, Subsection (4)(b). Any such Participant may continue to direct the investment of his or her Account to the extent provided under Section VI, and may request distribution of such Account balance at any time. In the event of the Participant’s death before receiving his or her deferred distribution, the total value of the deceased Participant’s Account will be distributed immediately to such Participant’s Beneficiary, subject to Subsection (5) of this Section IX.

The non-vested portion of a Participant’s Account shall be forfeited upon complete distribution of the Vested portion of the Participant’s Account following termination of employment, or if earlier, after the Participant incurs five consecutive one-year Breaks-in-Service.

SECTION X

WITHDRAWALS

1.                  Other than after-tax contributions resulting from the application of the limitations contained in Section V, no portion of a Participant’s Account attributable to Basic Contributions, Retirement Contributions, Rollover Contributions and Safe Harbor, Pre-ESOP or ESOP Matching Contributions, or any investment earnings thereon, may be withdrawn except as provided for in this Section X. However, a Participant may withdraw the value of the Participant’s Account attributable to Basic Contributions, Rollover Contributions and Retirement Contributions, Safe Harbor, Pre-ESOP or ESOP Matching Contributions (to the extent Vested), or any investment earnings thereon, upon retirement, death, disability, termination of employment or attainment of age 59 ½. Any such withdrawal upon retirement, death, disability or termination of employment must be of the entire value of the Participant’s Account (to the extent Vested). Partial withdrawals shall be permitted upon attainment of age 59½, upon the request of the Participant. Moreover, a Participant may withdraw the value of the Participant’s Account attributable to Rollover Contributions for any reason at any time, but with such prior notice as the Committee may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant’s Account attributable to Rollover Contributions. To the extent permitted by applicable law, after-tax contributions, excluding investment earnings thereon, shall be distributed to the Participant as soon as practicable after the existence of such contributions has been determined pursuant to Section V. In accordance with Section 414(w) of the Code, a Participant may make a permissible withdrawal of certain Basic Contributions (and any investment earnings thereon) made to the Plan on the Participant's behalf pursuant to the Plan's automatic Earnings reduction procedure set forth in Section IV, Subsection (1) hereof, as provided in Subsection (5) of this Section X.

2.                  A Participant, by filing a written request with the Committee for approval to make a hardship withdrawal, may withdraw all or a portion of the Participant’s Account attributable to Basic Contributions (and any investment earnings thereon). The Participant must withdraw: (i) first, 100% of the Participant’s Account attributable to any after-tax contributions, and (ii) thereafter, 100% of his or her Basic Contributions (and any investment earnings thereon).

The Participant must establish that:

(a)	a distribution from the Participant’s Basic Account is necessary to meet an immediate and heavy financial need which shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from: (1) medical expenses (as defined in Section 213(d) of the Code) incurred by the Participant or a Participant’s Spouse or dependent which are not covered by insurance or for enabling such persons to obtain such medical care; (2) expenses relating to the payment of tuition and related educational fees for the next twelve months of post-secondary education of a Participant, his or her Spouse or dependent; (3) the down payment required for the purchase of a primary residence for the Participant; (4) expenses relating to the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; or (5) expenses arising from circumstances of sufficient severity that a Participant is confronted by present or impending financial ruin or his or her family is clearly endangered by present or impending want or deprivation,

(b)	the amount of such hardship withdrawal does not exceed the amount required to meet the immediate financial need created by the Participant’s hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal), and

(c)	the amount required to meet the immediate financial need created by the hardship is not reasonably available from other resources of the Participant.

Notwithstanding the foregoing, a Participant shall be deemed to have no other resources reasonably available only if: the Participant has obtained all withdrawals, and distributions currently available to the Participant under the Plan and all other qualified and nonqualified plans of deferred compensation maintained by the Company or an affiliated company (within the meaning of Section 414(b),(c),(m), or (o) of the Code).

3.                  No withdrawal may be made by a Participant during the period in which the Plan Administrator is making a determination of whether a domestic relations order affecting the Participant’s Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Plan Administrator is in receipt of a domestic relations order with respect to any Participant’s Account, it may prohibit such Participant from making a withdrawal until the alternate payee’s rights under such order are satisfied.

4.                  The right to a hardship withdrawal and the amount thereof will be subject to the approval of the Committee in accordance with (a) rules adopted by it and uniformly applied on a non-discriminatory basis and (b) applicable law and regulations.

No withdrawal will be permitted unless the amount to be withdrawn is at least the lesser of $1,000 or 100% of the value of the Participant’s Basic Contributions. The number of withdrawals for any Participant shall be determined by the Committee for any Plan Year and all Participants shall be treated in a uniform and non-discriminatory manner. Investment earnings credited after December 31, 1988 on a Participant’s Basic Contributions are not available for hardship withdrawal.

5.       No later than 90 days after a Participant is automatically enrolled in the Plan pursuant to the Plan's automatic Earnings reduction procedure set forth in Section IV, Subsection (1) hereof, the Participant may request a distribution of his or her default Basic Contributions. The consent of the Participant's Spouse is not required for a withdrawal under this Subsection (5). The amount to be distributed from the Plan upon the Participant's request shall be equal to the amount of default Basic Contributions made through the effective date of the Participant's withdrawal request (the “Stop Date”), plus attributable investment earnings through the date of distribution. Unless the Participant enters into a salary reduction agreement to the contrary, a Participant who makes a withdrawal request under this Subsection (5) will be treated as if he or she has entered into a salary reduction agreement under which he or she elects to stop having Basic Contributions made on the Participant's behalf as of the Stop Date.

Safe Harbor Matching Contributions that might otherwise be allocated to a Participant's Account with respect to default Basic Contributions will not be allocated to the extent the Participant withdraws such Basic Contributions pursuant to this Subsection (5), and any Safe Harbor Matching Contributions already made with respect to default Basic Contributions that are later withdrawn pursuant to this Subsection (5) will be forfeited.

SECTION XI

LOANS

1.                  A Participant or former Participant (hereinafter in this Section XI referred to as “Participant”) may request permission from the Committee, by following such procedures as shall be specified by the Committee from time to time, to borrow all or a portion of such Participant’s Basic and Rollover Contributions under the Plan, provided such loan or loans:

(a)	when added to the outstanding balance of any other loan of such Participant previously made pursuant to this Section XI, shall not exceed the lesser of (a) $50,000 (reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over the outstanding balance of loans from the Plan on the date on which the loan is made), or (b) fifty percent (50%) of the Vested portion of the Participant’s Account;

(b)	are available to all such Participants on a reasonably equivalent basis (i.e., the Committee shall not unreasonably discriminate among applicants on the basis of pay, sex or age, but may make distinctions on the basis of credit-worthiness);

(c)	are not made available to highly compensated employees in an amount greater than the amount made available to other employees (i.e., the Committee may lend the same percentage of a Participant’s Account balance to each Participant but may not lend to a Participant who is highly compensated a greater percentage of the Account balance than to a Participant who is not highly compensated);

(d)	bear a rate of interest equal to the Reuters “prime rate” on the first day of the month in which the loan is processed, plus one percent (1%);

(e)	are adequately secured;

(f)	are for a minimum of $1,000; and

(g)	are required to be repaid within five years, except repayment may be extended to 10 years in the case of a loan used to acquire any dwelling unit which is to be used within a reasonable time (determined at the time the loan is made) as a principal residence of the Participant.

The Committee, in its sole discretion, in accordance with rules adopted by it and uniformly applied on a non-discriminatory basis, including (without limitation) a limit on the number of such loans a Participant may have outstanding at one time, may grant such request. In such event the Committee shall be responsible for complying with any legal requirements affecting said loan.

2.                  As of each Valuation Date, there shall be deducted from the Accounts of a Participant to whom a loan is made, an amount equal to the principal amount of the loan. The loan shall thereafter be segregated and not treated as an investment of the Funds from which the amount has been deducted.

3.                  Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and the annual interest rate of the finance charge.

4.                  Any such loan or loans shall be repaid by the Participant through payroll deduction, or in such manner as may be specified by the Committee from time to time. Any repayments of principal and interest shall be credited to the Funds as designated for investment at the time of such repayment. Failing such designation, the Committee shall have the right to make such designation.

The loan or loans shall be evidenced by a promissory note and shall be secured by the Participant’s Account balance (or the portion thereof permitted under applicable law) or such other collateral as may be suitable to the Committee. In the event the Participant does not repay the loan within the period certain, the Trustee may (to the extent permitted by applicable law), in addition to any other legal remedies, direct the Participating Employer by whom the Participant is employed to continue to withhold from the Participant’s wages, on a periodic basis, the unpaid amount of such loan. If the Participant ceases to be an employee of a Participating Employer, and fails to continue to repay the loan (to the extent repayment other than through payroll deduction is permitted by the Committee in accordance with this Subsection (4)), the Trustee shall, to the extent permitted by applicable law, deduct the unpaid amount of the loan, and accrued interest thereon, from the benefits which become payable to or on behalf of the Participant under the Plan. In the event the deducted amount is insufficient to repay the entire loan outstanding, the Participant shall be liable for paying any amounts still outstanding.

5.                  Notwithstanding the foregoing, no loan shall be made to a Participant during a period in which the Plan Administrator is making a determination of whether a domestic relations order affecting the Participant’s Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Plan Administrator is in receipt of a domestic relations order with respect to any Participant’s Account, it may prohibit such Participant from obtaining a loan until the alternate payee’s rights under such order are satisfied.

6.                  Nothing in this Section XI shall preclude the Plan Administrator from declaring a moratorium on the approval of loans or amending the amounts or conditions applicable to the approval and repayment of such loans, subject to applicable regulations issued by the Internal Revenue Service or the Department of Labor.

7.                  Loan repayments shall be suspended under this Plan as permitted under Code Section 414(u)(4).

SECTION XII

SECURITIES

1.                  The provisions of this Subsection (1) shall under all circumstances apply to all shares of Company Stock or VF Stock under the Plan, including without limitation shares of VF Stock in the VF Corporation Stock Fund and the VF Corporation ESOP Stock Fund and Company Stock in the Company Stock Fund and Company ESOP Stock Fund, for the period in which the Company Stock Fund, Company ESOP Stock Fund, VF Corporation Stock Fund or VF Corporation ESOP Stock Fund is a permitted Fund under the Plan. Each Participant (or beneficiary of a deceased Participant) is, for purposes of this Subsection (1), hereby designated as a “named fiduciary” (within the meaning of ERISA) with respect to the shares of Company Stock or VF Stock allocated to his Account, as applicable, and shall have the right to direct the Trustee with respect to the vote of the shares of Company Stock or VF Stock allocated to his or her Account, on each matter brought before any meeting of the stockholders of the Company or VF. Before each such meeting of stockholders, the Company or VF shall cause to be furnished to each Participant (or beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions to the Trustee on how such shares of Company Stock or VF Stock allocated to such Participant’s (or beneficiary’s) Account shall be voted on each such matter. Upon timely receipt of such directions the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Company Stock or VF Stock allocated to such Participant’s (or beneficiary’s) Account, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants (or beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Plan Administrator or officers or employees of the Company or any Subsidiary or Affiliated Company or VF and its subsidiaries and affiliated companies. The Trustee shall vote both allocated shares of Company Stock and/or VF Stock for which it has not received direction, as well as unallocated shares, in the same proportion as directed shares are voted, and the Trustee shall have no discretion in such matter. In determining such proportion, the Trustee shall under all circumstances include in its calculation the votes of Participants (or beneficiaries) on all shares of Company Stock or VF Stock allocated to Participants’ (or beneficiaries’) Basic Accounts, Pre-ESOP Matching Contributions Accounts, ESOP Matching Contributions Accounts and Safe Harbor Matching Contributions Accounts.

2.                  The provisions of this Subsection (2) shall under all circumstances apply to all shares of Company Stock or VF Stock under the Plan, including without limitation shares of VF Stock in the VF Corporation Stock Fund and the VF Corporation ESOP Stock Fund and Company Stock in the Company Stock Fund and Company ESOP Stock Fund, for the period in which the Company Stock Fund, Company ESOP Stock Fund, VF Corporation Stock Fund or VF Corporation ESOP Stock Fund is a permitted Fund under the Plan. The provisions of this Subsection (2) shall apply in the event a tender or exchange offer, including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect (hereinafter, a “tender offer”), for Company Stock or VF Stock is commenced by a person or persons.

In the event a tender offer for Company Stock or VF Stock is commenced, the Plan Administrator, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Plan Administrator’s record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants (or beneficiaries) in connection with the tender offer. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, as provided in this Plan and the Trust agreement.

Each Participant (or beneficiary) is, for purposes of this Subsection (2), hereby designated as a “named fiduciary” (within the meaning of ERISA) with respect to the shares of Company Stock or VF Stock allocated to his Account, as applicable, and shall have the right, to the extent of the number of whole shares of Company Stock or VF Stock allocated to his Account, to direct the Trustee in writing as to the manner in which to respond to a tender offer with respect to shares of Company Stock or VF Stock. The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant (or beneficiary) such information as will be distributed to stockholders of the Company or VF in connection with any such tender offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of Company Stock or VF Stock, as applicable. The instructions received by the Trustee from Participants (or beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Plan Administrator or officers or employees of the Company or any Subsidiary or Affiliated Company or VF or its subsidiaries and affiliated companies. If the Trustee shall not receive timely instruction from a Participant (or beneficiary) as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any shares of Company Stock or VF Stock with respect to which such Participant (or beneficiary) has the right of direction, and the Trustee shall have no discretion in such matter. Unallocated shares of Company Stock or VF Stock and fractional shares of Company Stock or VF Stock allocated to Participants’ (or beneficiaries’) Accounts shall be tendered or exchanged by the Trustee in the same proportion it tenders or exchanges the shares with respect to which Participants (or beneficiaries) have the right of direction, and the Trustee shall have no discretion in such matter. In determining such proportion, the Trustee shall under all circumstances include in its calculation the direction of Participants (or beneficiaries) on all shares of Company Stock or VF Stock allocated to Participants’ (or beneficiaries’) Basic Accounts, Pre-ESOP Matching Contributions Accounts, ESOP Matching Contributions Accounts and Safe Harbor Matching Contributions Accounts.

The independent record keeper shall solicit confidentially from each Participant (or beneficiary) the directions described in this Subsection (2) as to whether shares are to be tendered. The independent record keeper, if different from the Trustee, shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above provisions.

SECTION XIII

DUTIES OF THE TRUSTEE

1.                  The assets of this Plan will be held by one or more Trustees selected by the Committee.

2.                  The Company will enter into a trust agreement with one or more Trustees, and each Trustee will receive contributions made by the Company and Participating Employers and contributions made by Participants pursuant to the Plan and will hold, invest, reinvest and distribute such amounts in accordance with the terms and provisions of the trust agreement. Should there be two or more Trustees separately handling different Participants’ Accounts, references in this Plan to “the Trustee” shall be deemed to refer to each Trustee in respect to the Accounts as to which it is acting as Trustee. The Committee will determine the form and terms of such trust agreement(s) and may modify such trust agreement(s) from time to time to accomplish the purposes of this Plan.

3.                  Subject to Section VI, Subsection (5), The Trustee and the Company may by mutual agreement arrange for the delegation by the Trustee to the Company or to the Committee of any of its functions other than the investment, valuation, management and custody of assets, the voting with respect to any securities (subject to the provisions of Section XII regarding Company Stock or VF Stock), and the purchase and sale or redemption of securities.

SECTION XIV

ADMINISTRATION

1.                  Fiduciary responsibilities with respect to the Plan are to be allocated to Named Fiduciaries as set forth in this Section XIV. A Named Fiduciary will have only those specific powers, duties, responsibilities and obligations as are specifically given under this Plan or the trust agreement. It is intended that each Named Fiduciary be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and/or the trust agreement, and generally will not be responsible for any act or failure to act of another Named Fiduciary. A Named Fiduciary may delegate to any person or entity, who may or may not be a Named Fiduciary, any of its powers or duties under the Plan and/or the trust agreement; provided, however, that except for the right to allocate or delegate such responsibility to an investment manager, a Named Fiduciary who has the responsibility to control or manage assets under the trust agreement may not allocate or delegate such responsibility to any other person or entity.

2.                  The Vice President - Chief Human Resources Officer of the Company has the following powers and responsibilities:

(a)	to authorize and/or adopt amendments to the Plan;

(b)	to terminate the Plan; and

(c)	to appoint and approve members of the Committee, as set forth in Subsection (3), to act as the Plan Administrator.

3.	(a)	The Committee will consist of three to five individuals who will be appointed by and serve at the discretion of the Vice President -Chief Human Resources Officer . One member of the Committee will act as Chairman of such Committee. Vacancies will be filled in the same manner as appointments. Any member of the Committee may resign by delivering a written resignation to the Vice President - Chief Human Resources Officer, to become effective upon delivery or at any other date specified therein.

(b)	The members of the Committee will appoint a Secretary who may, but need not be, a member of the Committee. The Committee may, in writing, delegate some or all of its powers and responsibilities as specified in (d) below to any other person or entity, who may or may not be a Named Fiduciary.

(c)	The Committee will hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business at all meetings and a majority vote of those present and constituting a quorum at any meeting will be required for action. The Committee may also act by written consent of a majority of its members.

(d)	The Committee’s powers and responsibilities include, but are not limited to, the following:

(i)	to construe the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to administer the Plan, with any instructions or interpretations of the Plan made in good faith by the Committee to be final and conclusive for all purposes;

(ii)	to establish investment objectives with respect to the investment of assets which are not held by an investment company;

(iii)	to add to or delete from the listing of separate investment funds comprising the Fund;

(iv)	to establish and maintain a funding policy necessary to carry out the purposes of this Plan;

(v)	to prepare periodic financial reports to the Company which will show, in reasonable detail, the assets and liabilities of the Plan and which will give an account of the financial operations of the Plan;

(vi)	to prepare periodic administration reports to the Company which will show, in reasonable detail, the administrative operations of the Plan;

(vii)	to appoint and remove other Named Fiduciaries;

(viii)	to appoint and remove investment managers;

(ix)	to adopt a governing charter;

(x)	to appoint and remove an independent auditor as required under ERISA; and

(xi)	to delegate plan administration responsibilities.

The Committee shall have complete discretion in carrying out its powers and responsibilities under the Plan, including without limitation Subsections (3) and (4), and its exercise of discretion hereunder shall be final and conclusive.

4.                  The following is applicable to the Committee acting as Plan Administrator and to any individual or entity designated as the Plan Administrator and to whom Plan Administrator responsibilities have been delegated by the Committee.

(a)	The Plan Administrator will be the Committee or an individual or entity appointed by, and to serve at the discretion of the Committee. A Plan Administrator appointed by the Committee may resign by delivering a written resignation to the Committee, to be effective on delivery or at any other date specified therein. Upon the resignation or removal of the Plan Administrator, a successor Plan Administrator may be appointed by the Committee.

(b)	The Plan Administrator may, in writing, delegate some or all of its powers and responsibilities as set forth in (c) below to any other person or entity, who may or may not be a Named Fiduciary.

(c)	The Plan Administrator will adopt such rules for administration of the Plan as is considered desirable, provided they do not conflict with the Plan. Records of administration of the Plan will be kept, and Participants and their Beneficiaries may examine records pertaining directly to themselves. The Plan Administrator’s powers and responsibilities will include the following:

(i)	to comply with any requirements of ERISA with respect to filing reports with governmental agencies;

(ii)	to provide employees with any and all information required by ERISA;

(iii)	to coordinate any necessary audit process with respect to reports on administration data; and

(iv)	to conduct routine Plan administration.

5.                  The Committee will make all determinations as to the right of any person to a benefit under the Plan. If the Committee denies in whole or part any claim for a benefit under the Plan by a Participant or beneficiary, the Committee shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed the period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.

The written notice which the Committee shall provide to every claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reason or reasons for the denial;

(b)	specific reference to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

A claimant or authorized representative may request a review of the denied claim. Such request shall be made in writing and shall be presented to the Committee not more than 60 days after receipt by the claimant of written notification of the denial of a claim. The claimant shall have the right to review pertinent documents and to submit issues and comments in writing. The Committee shall make its decision on review not later than 60 days after receipt of the claimant’s request for review, unless special circumstances (such as the holding of a hearing) require an extension of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review. If an extension of time for review is required because of the special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Committee shall decide whether a hearing shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least fourteen (14) days after the date of the notice of hearing. The claimant and/or authorized representative may appear at any such hearing. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based, which decision shall be final and binding upon the claimant.

6.                  The Named Fiduciaries may retain such counsel, actuarial, medical, accounting, clerical and other services as they may require to carry out the provisions and purposes of the Plan.

7.                  Named Fiduciaries under the Plan and the officers and managers and employees of the Company will be entitled to rely upon all tables, valuations, certificates, and reports furnished by any duly appointed auditor, or actuary, upon all certificates and reports made by the Trustee, investment manager, or any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

8.                  Named Fiduciaries under the Plan, except the Trustee and the Independent Fiduciary, will not receive any compensation for their services as such.

9.                  A Named Fiduciary may not act, vote, or otherwise influence a decision specifically relating to his or her own participation under the Plan.

10.                No member of the Committee shall be personally liable by virtue of any instrument executed by the member, or on the member’s behalf, as a member of the Committee. Neither the Company nor any of its officers or directors, nor any member of the Committee, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person’s responsibility as a fiduciary with respect to the Plan under any applicable law. The Company shall indemnify and hold harmless its officers, directors, and each member of the Committee against any and all claims, losses, damages, expenses (including attorney’s fees), and liability (including, in each case, amounts paid in settlement), arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such Company officer, director or member of the Committee. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

SECTION XV

MODIFICATION AND TERMINATION

1.                  The Company expects this Plan to be permanent, but as future conditions cannot be foreseen, the Company reserves the right to terminate or suspend this Plan at any time. The Company also reserves the right to amend or modify the Plan from time to time, by action of its authorized officer. Any such termination or modification shall be effective at such date as specified in the written instrument memorializing such action and may be effective as to all Participating Employers, or as to one or more Participating Employers, and their respective employees. The Company or its designee shall promptly give notice of any such modification or termination to all Participating Employers and to its and their respective employees affected thereby. A modification which affects the rights or duties of the Trustee may be made only with the consent of the Trustee. A modification may affect employees participating in this Plan at the time thereof as well as future Participants but may not diminish the Account of any Participant as of the effective date of such modification.

2.                  The Employee Retirement Income Security Act of 1974 exempts this Plan from having to purchase plan termination insurance under Title IV of the Act.

3.                  Upon termination of this Plan, in whole or in part, with respect to any Participating Employer, each Participant then participating or each such Participant of the Participating Employer as to which this Plan is terminated, as the case may be, shall be entitled to withdraw the value of his or her entire Account, to the extent permitted by law.

4.                  Upon the complete discontinuance of contributions to the Plan by the Company or by a Participating Employer on a permanent basis, any Participant affected by such action shall be entitled to withdraw the full value of his or her entire Account, other than amounts credited to his or her Basic Account and Safe Harbor Matching Contributions Account, unless such Participant has attained age 59 1/2.

5.                  Upon the complete or partial termination of the Plan, or complete discontinuance of contributions, the Accounts of all affected Participants shall be fully Vested.

6.                  Upon a complete termination of the Plan, a Participant may withdraw his or her entire account balance; provided, however, that no amounts credited to his or her Basic Account and Safe Harbor Matching Contributions Account may be withdrawn if another defined contribution plan (other than an employee stock ownership plan) is established or maintained (within the meaning of Code Section 401(k)(10)(A)(i)).

SECTION XVI

MERGER OF PLANS

1.                  The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Participant in the Plan would (if the Plan had then been terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then been terminated).

2.                  If the Company or another Participating Employer disposes of any of its assets, including without limitation the voting stock of a Subsidiary or Affiliated Company, and if as a result of the disposition transaction, any Participants in this Plan transfer to and become employees of the purchaser (or remain employees of the Subsidiary or Affiliated Company, after a sale of the voting stock of the Subsidiary or Affiliated Company), and if the purchaser maintains or adopts a qualified defined contribution plan, then, upon the mutual agreement between the Company (or where appropriate, a Subsidiary or Affiliated Company) and the purchaser, each Account of each Participant who becomes an employee of the purchaser (or who remains an employee of the Subsidiary or Affiliated Company, after a sale of the voting stock of the Subsidiary or Affiliated Company) shall be transferred to the trustee under the qualified defined contribution plan of the purchaser in a direct plan-to-plan transfer.

3.                  If the Company or another Subsidiary or Affiliated Company that is a Participating Employer acquires any assets of a seller, including without limitation the voting stock of the seller, and if as a result of the acquisition transaction, employees of the seller (or where appropriate, employees of the seller’s subsidiary or affiliated company, after a sale of the voting stock of the subsidiary or affiliated company) transfer to or become employees of the Company or of a Participating Employer, and if the seller or the seller’s subsidiary or affiliated company maintains a qualified defined contribution plan, then, upon the mutual agreement between the Company and the seller, each account of each employee of the seller (or where appropriate, employee of the seller’s subsidiary or affiliated company) who becomes an employee of the Company (or where appropriate, who becomes an employee of a Subsidiary or Affiliated Company that is a Participating Employer, after a sale of the voting stock of the seller’s subsidiary or affiliated company) shall be transferred to the Trustee of the Plan from the qualified defined contribution plan maintained by the seller (or where appropriate, the seller’s subsidiary or affiliated company) in a direct plan-to-plan transfer.

SECTION XVII

PARTICIPATING EMPLOYERS

1.                  Conditional upon prior approval by the Company, any corporation or business entity which is a Subsidiary or Affiliated Company may participate in this Plan, as a Participating Employer, provided it shall make, execute, and deliver such instruments as the Company and the Trustee shall deem necessary or desirable, and shall constitute the Company as its agent to act for it in all transactions in which the Company believes such agency will facilitate the administration of this Plan.

SECTION XVIII

CHANGE IN EMPLOYMENT CLASSIFICATION

1.                  A Participant’s employment, for the purpose of this Plan, shall not be deemed to have terminated, nor shall he or she be deemed to have become ineligible to participate in this Plan, merely because of his or her transfer to a company or business entity which is affiliated with the Company or with his or her Participating Employer but which is not participating in this Plan, provided that the Company or his or her Participating Employer, pursuant to its rules and regulations, considers his or her service to be continuous.

2.                  In the event that a Participant ceases to be an eligible employee while remaining in the employ of the Company or of a Subsidiary or Affiliated Company, or while on an approved leave of absence, he or she shall make no further contributions under Section IV, unless and until he or she shall again become an eligible employee.

SECTION XIX

GENERAL PROVISIONS

1.                  Nothing contained herein will be deemed to give any employee the right to be retained in the service of the Company or any Subsidiary or Affiliated Company or to interfere with the rights of the Company or any Subsidiary or Affiliated Company to discharge any employee at any time.

2.                  It is a condition of this Plan, and all rights of each Participant shall be subject thereto, that, except as otherwise provided in Section 401(a)(13)(C) of the Code with respect to the offset of a Participant’s or Beneficiary’s benefits or interest under the Plan that the Participant or Beneficiary is required to pay to the Plan in connection with a specified type of judgment, order, decree or settlement agreement, no right or interest of any Participant under this Plan or in his or her Account shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, subject, however, to applicable law, but excluding devolution by death or mental incompetency, and no right or interest of any Participant under this Plan or in his or her Account shall be liable for or subject to any obligation or liability of such Participant, subject, however, to applicable law. Notwithstanding the foregoing, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code) is received by the Plan Administrator, benefits shall be payable in accordance with such order and with Section 414(p) of the Code, including payments prior to the date on which the Participant attains the “earliest retirement age” under the Plan (as defined in Section 414(p) of the Code). The amount payable to the Participant and to any other person other than the alternate payee named in the order shall be adjusted accordingly.

3.                  Taxes, if any, upon or in respect to the Trust or any assets held by the Trustee or income therefrom, which are payable by the Trustee, shall be charged against the Participants’ and Beneficiaries’ Accounts as the Trustee and the Company shall determine.

4.                  To the extent that North Carolina law has not been preempted by ERISA, the provisions of the Plan will be construed in accordance with the laws of the state of North Carolina.

5.                  Except as otherwise specifically provided herein, no part of the corpus or income of the Trust will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. All reasonable expenses of administering the Plan, including without limitation recordkeeping, accounting, legal, consulting, trustee and other administrative fees and expenses, shall be allocated to, charged against and paid from the individual Accounts of Participants and Beneficiaries based upon such reasonable allocation method as shall be determined by the Committee, except to the extent such amounts are paid by the Participating Employer.

6.                  If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Committee might designate or to the duly appointed guardian.

SECTION XX

DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS

1.                  Direct Rollover Availability.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section XX, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

2.                  Definitions.

(a)	Eligible Rollover Distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any distribution of amounts attributable to employee deferral elections upon hardship of the distributee as described in Code Section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)	Eligible Retirement Plan - An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code, which is maintained by a state, political subdivision of a state, or any agency or instrumentality or a state or political subdivision of a state and which agrees to separately account for amounts transferred, and which accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c)	Distributee - A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. Moreover, a nonspouse Beneficiary who is a designated beneficiary within the meaning of Code Section 401(a)(9)(E) and Treasury Regulation section 1.401(a)(9)-4 is a distributee, provided that the distributed amount satisfies all the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant’s spouse. The direct rollover on behalf of such a nonspouse Beneficiary must be made to an individual retirement account or annuity established on behalf of the designated beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).

(d)	Direct Rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION XXI

SECURITIES EXCHANGE ACT OF 1934 LIMITATIONS

1.                  Notwithstanding any contrary provision herein, effective September 1, 1994, subject to approval by the Internal Revenue Service, the Plan shall be interpreted consistent with the limitations imposed on “insiders” by the Securities Exchange Act of 1934, as amended, and the Plan Administrator is authorized to establish such rules and procedures, including imposing limitations on “insiders”, as it determines are necessary to comply with the requirements of the Securities Exchange Act of 1934, as amended.

SECTION XXII

MINIMUM DISTRIBUTION REQUIREMENTS

1.                  General Rules.

(a)	Precedence. The requirements of this Section XXII will take precedence over any inconsistent provisions of the Plan.

(b)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section XXII will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

2.                  Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)	If the Participant's surviving Spouse is the Participant's sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)	If the Participant's surviving Spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)	If the Participant's surviving Spouse is the Participant's sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection (2)(b), other than Subsection (2)(b)(i), will apply as if the surviving Spouse were the Participant.

For purposes of this Subsection (2)(b) and Subsection (4), unless Subsection (2)(b)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If Subsection (2)(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection (2)(b)(i).

(c)	Forms of Distribution. Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Subsections (3) and (4) of this Section XXII.

3.                  Required Minimum Distributions During Participant's Lifetime.

(a)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)	the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)	if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Subsection (3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

4.                  Required Minimum Distributions After Participant's Death.

(a)	Death On or After Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(A)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant's surviving Spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(C)	If the Participant's surviving Spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Subsection (4)(a).

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection (2)(b)(i), this Subsection (4)(b) will apply as if the surviving Spouse were the Participant.

5.                  Definitions.

(a)	Designated beneficiary. The individual who is designated as the beneficiary under Section VIII, Subsection (5) of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (2)(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(d)	Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required beginning date. The date specified in Section IX, Subsection (4)(b) of the Plan.

SECTION XXIII

ROTH ELECTIVE DEFERRALS

1.                  General Application.

(a)	The Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant's Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals as described in Subsection (2).

(b)	Unless specifically stated otherwise, Roth Elective Deferrals will be treated as Basic Contributions for all purposes under the Plan.

(c)	The automatic Earnings reduction contributions made on behalf of a Participant who is automatically enrolled in the Plan pursuant to the Plan's automatic Earnings reduction procedure set forth in Section IV, Subsection (1), shall be made as pre-tax Basic Contributions and not as Roth Elective Deferrals.

2.                  Separate Accounting.

(a)	Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant.

(b)	The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant's account.

(c)	Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant's Roth Elective Deferral Account and the Participant's other Accounts under the Plan.

(d)	No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant's Roth Elective Deferral Account.

3.                  Direct Rollovers.

(a)	Notwithstanding Section XX, a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(b)	Notwithstanding Section IV, Subsection (12), the Plan will accept a rollover contribution of Roth Elective Deferrals only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c). Any direct rollover of Roth Elective Deferrals from another plan pursuant to this Subsection (3)(a) shall be credited to a separate subaccount in the Participant's Account (the "Roth Rollover Account"). The Plan shall account for such Roth Rollover Account separately from a Participant's Roth Elective Deferral Account. Unless specifically stated otherwise, amounts in the Roth Rollover Account will be treated as Rollover Contributions for all purposes under the Plan.

(c)	The Plan Administrator may provide, on a uniform and nondiscriminatory basis, that a Participant may not elect a direct rollover with respect to an eligible rollover distribution if the total value of such distributions are reasonably expected to total less than $200 during a year or with respect to a portion of an eligible rollover distribution if the value of such portion is less than $500. In determining whether the total value of a Participant's eligible rollover distributions for the year are reasonably expected to total less than $200, distributions from a Participant's Roth Elective Deferral Account and Roth Rollover Account shall be considered separately from distributions from the Participant's other Accounts. In applying any $500 minimum on rollovers of a portion of a distribution, distributions from a Participant's Roth Elective Deferral Account and Roth Rollover Account shall be considered separately from distributions from the Participant's other Accounts, even if the distributions are made at the same time. Notwithstanding the foregoing, eligible rollover distributions from a Participant's Roth Elective Deferral Account and Roth Rollover Account are taken into account in determining whether the total amount of the Participant's Account balances under the Plan exceeds $5,000 for purposes of mandatory distributions from the Plan.

4.                  Correction of Excess Contributions.

(a)	In the case of a distribution of Excess Basic Contributions, a Group B Participant (as defined in Section V, Subsection (1)(b)(iv)) may designate the extent to which the excess amount is composed of pre-tax Basic Contributions and Roth Elective Deferrals, but only to the extent such types of deferrals were made for the year.

(b)	If the Group B Participant does not designate which type of elective deferrals are to be distributed, the Plan will distribute pre-tax Basic Contributions first.

5.                  Definition.

(a)	Roth Elective Deferrals: A Roth Elective Deferral is an elective deferral that is:

(i)	Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the pre-tax Basic Contributions the Participant is otherwise eligible to make under the Plan; and

(ii)	Treated by the Participating Employer as includible in the Participant's income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

IN WITNESS WHEREOF, the undersigned has caused this Plan to be duly executed this 6th day of May 2019.

KONTOOR BRANDS, INC.

By:	/s/ Scott Shoener
Name: Scott Shoener Title: VP - Chief Human Resources Officer

VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN
FOR SALARIED EMPLOYEES

Appendix A (Bassett-Walker, Inc.)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the “Plan”). The Company’s wholly-owned subsidiary, Bassett-Walker, Inc. (“Bassett-Walker”), is the plan sponsor of the Employees’ Savings Plan of Bassett-Walker, Inc. (the “Bassett-Walker Savings Plan”).

Pursuant to resolutions of the Executive Committee of the Company’s Board of Directors adopted as of December 11, 1997, and resolutions of Bassett-Walker’s Board of Directors adopted as of December 11, 1997:

1.	Bassett-Walker is designated as and becomes a Participating Employer in the Plan effective as of January 1, 1998, so that employees of Bassett-Walker who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 1998; and

2.	The portion of the Bassett-Walker Savings Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the “Bassett-Walker Salaried Savings Plan”) is merged with and into the Plan, effective as of December 31, 1997.

This Appendix A to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of Bassett-Walker, and of the Bassett-Walker Salaried Savings Plan merger with and into the Plan, as follows:

a.       Eligibility and Participation. Bassett-Walker’s status as a Participating Employer in the Plan commences on January 1, 1998. Any employee of Bassett-Walker who satisfies all of the eligibility conditions of the Plan as of January 1, 1998 may become a Participant in the Plan at any time thereafter, in accordance with the Plan’s provisions. Any employee of Bassett-Walker who satisfies all of the Plan’s eligibility conditions after January 1, 1998 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

b.       Service. A Bassett-Walker employee’s period of employment by Bassett-Walker since the date that Bassett-Walker became a member of the Company’s controlled group shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

c.       Vesting Service. All of a Bassett-Walker employee’s “Service” (determined in accordance with item b. above) occurring on or after January 1, 1985 shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. If a Bassett-Walker employee is in active service with Bassett-Walker as of December 31, 1997, his or her account transferred to the Plan in connection with the merger of the Bassett-Walker Salaried Savings Plan with and into the Plan shall be considered 100% Vested under this Plan. Other Bassett-Walker Salaried Savings Plan participants’ accounts transferred to the Plan shall retain their vested status as determined under the Bassett-Walker Savings Plan.

e.       “After-Tax” Funds. Notwithstanding Section X, Subsection (1) of the Plan, the Plan shall accept and hold after-tax contributions and amounts attributable thereto (collectively, “after-tax funds”) solely as part of the accounts transferred to the Plan in connection with the merger of the Bassett-Walker Salaried Savings Plan with and into the Plan. The Plan shall accept and hold no other after-tax funds, except as otherwise specifically provided in the Plan.

f.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Bassett-Walker Savings Plan to the accounts transferred to the Plan in connection with the merger of the Bassett-Walker Salaried Savings Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan (except as provided in clauses ii. and iii. below regarding certain withdrawals). If any optional form of benefit under the Bassett-Walker Savings Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. Except as provided in clauses ii. and iii. below regarding certain withdrawals, the Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Bassett-Walker Savings Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Withdrawal of Additional Prior After-Tax and After-Tax Additional Contributions. With thirty (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Bassett-Walker Savings Plan attributable to first, his or her additional Prior After-Tax Contributions (as defined in the Bassett-Walker Savings Plan) and second, his or her After-Tax Additional Contributions (as defined in the Bassett-Walker Savings Plan). Payment of such amount shall be in a lump sum as soon as reasonably possible after the first of the month coincident with or next following the date the Committee receives the withdrawal request. Amounts withdrawn pursuant to this clause ii. may not be repaid to the Plan.

iii.	Withdrawal of Basic Prior After-Tax and After-Tax Basic Contributions. With thirty (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Bassett-Walker Savings Plan attributable to first, his or her basic Prior After-Tax Account (as defined in the Bassett-Walker Savings Plan) and second, his or her After-Tax Basic Account (as defined in the Bassett-Walker Savings Plan). A withdrawal under this clause iii. shall not, however, be available until the Participant has first withdrawn the entire amount available pursuant to clause ii. above. Payment of such amount shall be in a lump sum as soon as reasonably possible after the Committee receives the withdrawal request. Amounts withdrawn pursuant to this clause iii. may not be repaid to the Plan.

iv.	Distributions after Attaining Age 70½. Section 4.06 of the Bassett-Walker Savings Plan provides for distribution of a Participant’s account to commence no later than April 1 following the close of the calendar year in which the Participant attains age 70½. These required distributions under the Bassett-Walker Savings Plan are made in the minimum amount necessary to satisfy Section 401(a)(9) of the Code. The Plan has a different system than the Bassett-Walker Savings Plan for distributions after a Participant attains age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later (age 70½ for a 5% owner). The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Bassett-Walker Salaried Savings Plan in connection with the merger of the Bassett-Walker Salaried Savings Plan with and into the Plan, unless the Participant attains age 70½ by December 31, 1998, in which case he or she may elect the age 70½ distribution system used under the Bassett-Walker Savings Plan. The age 70½ distribution system used under the Bassett-Walker Savings Plan shall not apply to the accounts transferred to the Plan from the Bassett-Walker Savings Plan in connection with the merger transaction, except on an elective basis by Participants who attain age 70½ by December 31, 1998.

*      *      *

The provisions of the Plan are modified to conform with this Appendix A, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN
FOR SALARIED EMPLOYEES

Appendix B (Bestform 401(k) Savings Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the “Plan”). The Company’s indirect wholly-owned subsidiary, Bestform, Inc. (“Bestform”), is the plan sponsor of the Bestform 401(k) Savings Plan (the “Bestform Savings Plan”).

Pursuant to ratifying resolutions of the Executive Committee of the Company’s Board of Directors adopted as of November 19, 1999, and ratifying resolutions of Bestform’s Board of Directors adopted as of November 19, 1999:

1.	Bestform is designated as and becomes a Participating Employer in the Plan effective as of January 1, 1999, so that employees of Bestform who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 1999; and

2.	The Bestform Savings Plan and the accounts, assets and liabilities thereunder are merged with and into the Plan, effective as of December 31, 1998.

This Appendix B to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of Bestform, and of the Bestform Savings Plan merger with and into the Plan, as follows:

a.       Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, a Bestform employee’s period of employment by Bestform since the date that Bestform became a member of the Company’s controlled group shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. Bestform’s status as a Participating Employer in the Plan commences on January 1, 1999. The one Year of Service requirement under Section II, Subsection (3) of the Plan for eligibility to participate in the Plan shall be waived for and deemed satisfied by any employee who is in active service (including approved leave of absence, sick leave, vacation and the like) with Bestform as of December 31, 1998. Any employee of Bestform who satisfies all of the eligibility conditions of the Plan as of January 1, 1999 may become a Participant in the Plan on that date or at any time thereafter, in accordance with the Plan’s provisions. Any employee of Bestform who satisfies all of the Plan’s eligibility conditions after January 1, 1999 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

c.       Vesting Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, all of a Bestform employee’s “Service” (determined in accordance with item a. above regarding “Service”) occurring on or after the date that Bestform became a member of the Company’s controlled group shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. If a Bestform employee is in active service (including approved leave of absence, sick leave, vacation and the like) with Bestform as of December 31, 1998, the vested status of his or her account transferred to the Plan in connection with the merger of the Bestform Savings Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Plan, including, without limitation, Section IV, Subsection (9); provided, however, that such employee’s Vesting Service under the Plan for this purpose shall include all of his or her vesting service credited under the Bestform Savings Plan as of December 31, 1998. Other Bestform Savings Plan participants’ accounts transferred to the Plan shall retain their vested status as determined under the vesting schedule and provisions of the Bestform Savings Plan.

e.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Bestform Savings Plan to the accounts transferred to the Plan in connection with the merger of the Bestform Savings Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. If any optional form of benefit under the Bestform Savings Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. The Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Bestform Savings Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Distributions after Attaining Age 70½. Section 15.04 of the Bestform Savings Plan provides for distribution of a Participant’s account to commence no later than April 1 following the close of the calendar year in which the Participant attains age 70½ (the later of age 70½ or retirement for a Participant who attained age 70½ prior to 1988 and was not a 5% owner). These required distributions under the Bestform Savings Plan are made in the minimum amount necessary to satisfy Section 401(a)(9) of the Code. The Plan has a different system than the Bestform Savings Plan for distributions after a Participant attains age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later (age 70½ for a 5% owner). If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Bestform Savings Plan in connection with the merger of the Bestform Savings Plan with and into the Plan. The age 70½ distribution system used under the Bestform Savings Plan shall not apply to the accounts transferred to the Plan from the Bestform Savings Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

*      *      *

The provisions of the Plan are modified to conform with this Appendix B, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN
FOR SALARIED EMPLOYEES

Appendix C (Horace Small Apparel Company Profit Sharing Retirement Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the “Plan”). The Company’s subsidiary, VF Workwear, Inc. (“Workwear”), is the plan sponsor of the Horace Small Apparel Company Profit Sharing Retirement Plan (the “Horace Small Profit Sharing Plan”).

Pursuant to resolutions of the Executive Committee of the Company’s Board of Directors adopted as of March 1, 2000, and resolutions of Workwear’s Board of Directors adopted as of March 1, 2000:

1.	VF Uniforms, Inc., a subsidiary of Workwear (“VF Uniforms”) is designated as and becomes a Participating Employer in the Plan effective as of January 1, 2000, so that employees of VF Uniforms who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 2000; and

2.	The portion of the Horace Small Profit Sharing Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the “Horace Small Salaried Profit Sharing Plan”) is merged with and into the Plan, effective as of March 31, 2000.

This Appendix C to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of VF Uniforms, and of the Horace Small Salaried Profit Sharing Plan merger with and into the Plan, as follows:

a.       Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, a VF Uniforms employee’s period of employment by VF Uniforms (or its predecessor companies) since the date that VF Uniforms (or its predecessor companies) became a member of the Company’s controlled group shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. VF Uniforms’ status as a Participating Employer in the Plan commences on January 1, 2000. Any employee of VF Uniforms who satisfies all of the eligibility conditions of the Plan as of January 1, 2000 may become a Participant in the Plan on that date or at any time thereafter, in accordance with the Plan’s provisions. Any employee of VF Uniforms who satisfies all of the Plan’s eligibility conditions after January 1, 2000 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

c.       Vesting Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, all of a VF Uniforms employee’s “Service” (determined in accordance with item a. above regarding “Service”) occurring on or after the date that VF Uniforms (or its predecessor companies) became a member of the Company’s controlled group shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. If a VF Uniforms employee is in active service (including approved leave of absence, sick leave, vacation and the like) with VF Uniforms as of December 31, 1999, the vested status of his or her account transferred to the Plan in connection with the merger of the Horace Small Salaried Profit Sharing Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Plan, including, without limitation, Section IV, Subsection (9); provided, however, that such employee’s Vesting Service under the Plan for this purpose shall include all of his or her vesting service credited under the Horace Small Profit Sharing Plan as of December 31, 1999. Other Horace Small Salaried Profit Sharing Plan participants’ accounts transferred to the Plan shall retain their vested status as determined under the vesting schedule and provisions of the Horace Small Profit Sharing Plan.

e.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Horace Small Profit Sharing Plan to the accounts transferred to the Plan in connection with the merger of the Horace Small Profit Sharing Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan (except as provided in clauses i. and ii. below regarding “offset plan” Participants and withdrawals). If any optional form of benefit under the Horace Small Profit Sharing Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. Except as provided in clauses i. and ii. below regarding “offset plan” Participants and withdrawals, the Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Horace Small Profit Sharing Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash. Notwithstanding the foregoing, because the Horace Small Profit Sharing Plan is an “offset plan” with respect to benefits accrued for certain Participants under the Horace Small Apparel Company Retirement Plan, the normal form of benefit payments for those Participants for which the Horace Small Profit Sharing Plan is such an offset plan shall be the purchase of an annuity contract from an insurance company for the life of the Participant. If the Participant is married when benefits commence, the annuity contract is payable as a qualified joint and 50% survivor annuity for the Participant and his or her Spouse.

ii.	Withdrawals.

A.	With thirty (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Horace Small Profit Sharing Plan attributable to Participant Nondeductible Voluntary Contributions. Payment of such amount shall be in a single sum as soon as reasonably possible after the first of the month coincident with or next following the date the Committee receives the withdrawal request.

B.	With thirty (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Horace Small Profit Sharing Plan attributable to Participant Matched Contributions. A withdrawal under this clause ii.B. shall not, however, be available until the Participant has first withdrawn the entire amount available pursuant to clause ii.A. above, and shall be limited to Participant Matched Contributions that have remained in the Plan and/or the Horace Small Profit Sharing Plan for at least two (2) years. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request.

C.	The minimum amount of an in-service withdrawal pursuant to this clause ii. shall be determined annually by the Committee, but shall in no event be less than $250. Amounts withdrawn pursuant to this clause ii. may not be repaid to the Plan.

D.	The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall apply to the Elective Deferrals transferred to the Plan from the Horace Small Profit Sharing Plan in connection with the merger of the Horace Small Profit Sharing Plan with and into the Plan. The financial hardship withdrawal system for Elective Deferrals used under the Horace Small Profit Sharing Plan shall not apply to Elective Deferrals transferred to the Plan from the Horace Small Profit Sharing Plan in connection with the merger transaction.

iv.	Distributions after Attaining Age 70½. The Horace Small Profit Sharing Plan provides for distribution of a Participant’s account to commence no later than April 1 following the close of the calendar year in which the Participant attains age 70½ (the later of age 70½ or retirement for a Participant who attained age 70½ prior to 1988 and was not a 5% owner). These required distributions under the Horace Small Profit Sharing Plan may be made in the minimum amount necessary to satisfy Section 401(a)(9) of the Code. The Plan has a different system than the Horace Small Profit Sharing Plan for distributions after a Participant attains age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Horace Small Profit Sharing Plan in connection with the merger of the Horace Small Salaried Profit Sharing Plan with and into the Plan. The age 70½ distribution system used under the Horace Small Profit Sharing Plan shall not apply to the accounts transferred to the Plan from the Horace Small Profit Sharing Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

f.       Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Horace Small Profit Sharing Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

g.       “After-Tax” Funds. Notwithstanding Section X, Subsection (1) of the Plan, the Plan shall accept and hold after-tax contributions and amounts attributable thereto (collectively, “after-tax funds”) solely as part of the accounts transferred to the Plan in connection with the merger of the Horace Small Salaried Profit Sharing Plan with and into the Plan. The Plan shall accept and hold no other after-tax funds, except as otherwise specifically provided in the Plan.

*      *      *

The provisions of the Plan are modified to conform with this Appendix C, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN
FOR SALARIED EMPLOYEES

Appendix D (Todd Uniform, Inc. Profit Sharing and Savings Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the “Plan”). The Company’s subsidiary, VF Workwear, Inc. (“Workwear”), acquired all of the outstanding stock of Todd Uniform, Inc. (“Todd Uniform”) in March 1999. Todd Uniform was merged into Workwear effective January 1, 2000. Workwear is the plan sponsor of the Todd Uniform, Inc. Profit Sharing and Savings Plan (the “Todd Uniform Profit Sharing Plan”).

Pursuant to resolutions of the Executive Committee of the Company’s Board of Directors adopted as of March 1, 2000, and resolutions of Workwear’s Board of Directors adopted as of March 1, 2000:

1.	Workwear is designated as and becomes a Participating Employer in the Plan on behalf of its Todd Uniform Division effective as of January 1, 2000, so that employees of the Todd Uniform Division who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 2000; and

2.	The portion of the Todd Uniform Profit Sharing Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the “Todd Uniform Salaried Profit Sharing Plan”) is merged with and into the Plan, effective as of March 31, 2000.

This Appendix D to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of Workwear’s Todd Uniform Division, and of the Todd Uniform Salaried Profit Sharing Plan merger with and into the Plan, as follows:

a.       Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, a Todd Uniform Division employee’s period of employment by Todd Uniform or Workwear since the date that Todd Uniform became a member of the Company’s controlled group shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. Workwear’s status as a Participating Employer in the Plan on behalf of its Todd Uniform Division commences on January 1, 2000. Any employee of the Todd Uniform Division who satisfies all of the eligibility conditions of the Plan as of January 1, 2000 may become a Participant in the Plan on that date or at any time thereafter, in accordance with the Plan’s provisions. Any employee of the Todd Uniform Division who satisfies all of the Plan’s eligibility conditions after January 1, 2000 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan. Notwithstanding the foregoing, employees of the Todd Uniform Division who are non-resident aliens and assigned to service outside the United States are not eligible to become a Participant in the Plan.

c.       Vesting Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, all of a Todd Uniform Division employee’s “Service” (determined in accordance with item a. above regarding “Service”) occurring on or after the date that Todd Uniform became a member of the Company’s controlled group shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. If a Todd Uniform employee is in active service (including approved leave of absence, sick leave, vacation and the like) with Todd Uniform as of December 31, 1999, the vested status of his or her account transferred to the Plan in connection with the merger of the Todd Uniform Salaried Profit Sharing Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Plan, including, without limitation, Section IV, Subsection (9); provided, however, that such employee’s Vesting Service under the Plan for this purpose shall include all of his or her vesting service credited under the Todd Uniform Profit Sharing Plan as of December 31, 1999. Other Todd Uniform Salaried Profit Sharing Plan participants’ accounts transferred to the Plan shall retain their vested status as determined under the vesting schedule and provisions of the Todd Uniform Profit Sharing Plan.

e.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Todd Uniform Profit Sharing Plan to the accounts transferred to the Plan in connection with the merger of the Todd Uniform Salaried Profit Sharing Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan (except as provided in clause ii. below). If any optional form of benefit under the Todd Uniform Profit Sharing Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. Except as provided in clause ii. below, the Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Todd Uniform Profit Sharing Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Optional Form. If the Participant transferred money from a prior plan to the Todd Uniform Profit Sharing Plan, any optional forms of benefit available under the prior plan shall remain available under the Plan to the money transferred from the prior plan, only if (I) the prior plan was subject to the survivor annuity requirements of Section 401(a)(11) of the Code, and, if so, only to the extent such optional form of benefit is required to satisfy the survivor annuity requirements of such Section 401(a)(11), or (II) the lump sum distribution or other optional form of benefit available under the Plan is not “otherwise identical” to such optional form of benefit under the prior plan (within the meaning of Treasury Regulation Section 1.411(d)-4, Q&A-2(e)(2)).

iii.	Withdrawals. The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall apply to the pre-tax contributions transferred to the Plan from the Todd Uniform Profit Sharing Plan in connection with the merger of the Todd Uniform Profit Sharing Plan with and into the Plan. The financial hardship withdrawal system for pre-tax contributions used under the Todd Uniform Profit Sharing Plan shall not apply to pre-tax contributions transferred to the Plan from the Todd Uniform Profit Sharing Plan in connection with the merger transaction.

iv.	Distributions after Attaining Age 70½. The Todd Uniform Profit Sharing Plan provides for distribution of a Participant’s account to commence no later than April 1 following the close of the calendar year in which the Participant attains age 70½ or terminates employment, whichever occurs later. These required distributions under the Todd Uniform Profit Sharing Plan may be made in the minimum amount necessary to satisfy Section 401(a)(9) of the Code. The Plan has a different system than the Todd Uniform Profit Sharing Plan for distributions after a Participant attains age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Todd Uniform Profit Sharing Plan in connection with the merger of the Todd Uniform Salaried Profit Sharing Plan with and into the Plan. The age 70½ distribution system used under the Todd Uniform Profit Sharing Plan shall not apply to the accounts transferred to the Plan from the Todd Uniform Profit Sharing Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

f.       Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Todd Uniform Profit Sharing Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*      *      *

The provisions of the Plan are modified to conform with this Appendix D, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN

FOR SALARIED EMPLOYEES

Appendix E (The North Face, Inc. 401(k) Savings Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the “Plan”). The Company became the parent company of The North Face, Inc. (“North Face”) in August 2000. North Face is the plan sponsor of The North Face, Inc. 401(k) Savings Plan (the “North Face 401(k) Plan”).

Pursuant to resolutions of the Executive Committee of the Company’s Board of Directors adopted on November 30, 2001, and resolutions of North Face’s Board of Directors adopted on November 21, 2001:

1.	North Face is designated as and becomes a Participating Employer in the Plan effective as of January 1, 2001, so that employees of North Face who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 2001; and

2.	The portion of the North Face 401(k) Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the “North Face Salaried 401(k) Plan”) is merged with and into the Plan, effective as of December 31, 2001.

This Appendix E to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of North Face, and of the North Face Salaried 401(k) Plan merger with and into the Plan, as follows:

a.       Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, a North Face employee’s period of employment by North Face since May 1, 2000 shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. North Face’s status as a Participating Employer in the Plan commences on January 1, 2001. Any employee of North Face who satisfies all of the eligibility conditions of the Plan as of January 1, 2001 may become a Participant in the Plan on that date or at any time thereafter, in accordance with the Plan’s provisions. Any employee of North Face who satisfies all of the Plan’s eligibility conditions after January 1, 2001 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan. Notwithstanding the foregoing, employees of North Face who are non-resident aliens and assigned to service outside the United States are not eligible to become a participant in the Plan.

c.       Vesting Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, all of a North Face employee’s “Service” (determined in accordance with item a. above regarding “Service”) occurring on or after May 1, 2000 shall be considered “Vesting

Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. If a North Face employee is in active service (including approved leave of absence, sick leave, vacation and the like) with North Face as of December 31, 2000, the vested status of his or her account transferred to the Plan in connection with the merger of the North Face Salaried 401(k) Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Plan, including, without limitation, Section IV, Subsection (9); provided, however, that such employee’s Vesting Service under the Plan for this purpose shall include all of his or her vesting service credited under the North Face 401(k) Plan as of December 31, 2000. Other North Face Salaried 401(k) Plan participants’ accounts transferred to the Plan shall retain their vested status as determined under the vesting schedule and provisions of the North Face 401(k) Plan.

e.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the North Face 401(k) Plan to the accounts transferred to the Plan in connection with the merger of the North Face Salaried 401(k) Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. If any optional form of benefit under the North Face 401(k) Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. The Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the North Face 401(k) Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Withdrawals. The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions and Rollover Contributions based on hardship shall apply to the pre-tax contributions and rollover accounts transferred to the Plan from the North Face 401(k) Plan in connection with the merger of the North Face 401(k) Plan with and into the Plan. The financial hardship withdrawal system for pre-tax contributions and rollover accounts used under the North Face 401(k) Plan shall not apply to pre-tax contributions and rollover accounts transferred to the Plan from the North Face 401(k) Plan in connection with the merger transaction.

iii.	Distributions after Attaining Age 70½. The North Face 401(k) Plan provides for distribution of a Participant’s account to commence no later than April 1 following the close of the calendar year in which the Participant attains age 70½. These required distributions under the North Face 401(k) Plan may be made in the minimum amount necessary to satisfy Section 401(a)(9) of the Code. The Plan has a different system than the North Face 401(k) Plan for distributions after a Participant attains age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the North Face 401(k) Plan in connection with the merger of the North Face Salaried 401(k) Plan with and into the Plan. The age 70½ distribution system used under the North Face 401(k) Plan shall not apply to the accounts transferred to the Plan from the North Face 401(k) Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

f.       Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the North Face 401(k) Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*      *      *

The provisions of the Plan are modified to conform with this Appendix E, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED
EMPLOYEES

Appendix F
Plan Amendment – Economic Growth And Tax Relief Reconciliation Act of 2001

ARTICLE I
PREAMBLE

1.1.	Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

1.2.	Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

ARTICLE II
ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

2.1.	Applicability and effective date. This Article shall apply for distributions made after December 31, 2001, and shall apply to all Participants. However, regardless of the preceding, this Article shall not apply if the Plan is subject to the qualified joint and survivor annuity requirements of Sections 40l(a)(11) and 417 of the Code.

2.2.	Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of the Sections of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s nonforfeitable account balance as so determined is $5,000 or less, then the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance.

ARTICLE III
SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

3.1.	Suspension period following hardship distribution. A Participant who receives a distribution of Basic Contributions after December 31, 2001, on account of hardship shall be prohibited from making Basic Contributions and employee contributions under this and all other plans of the Company or an affiliated company (within the meaning of Section 414(b), (c), (m) or (o) of the Code) for 6 months after receipt of the distribution. A Participant who receives a distribution of Basic Contributions in calendar year 2001 on account of hardship shall be prohibited from making Basic Contributions and employee contributions under this and all other plans for twelve (12) months after receipt of the distribution.

ARTICLE IV
CATCH-UP CONTRIBUTIONS

4.1.	Catch-up Contributions. This Article shall apply to contributions after July 1, 2002. All employees who are eligible to make Basic Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. The minimum and maximum percentages that apply under the Plan to the catch-up contributions in excess of the Plan’s maximum deferral percentage limit for a Participant are 1% (2% prior to January 1, 2015) and 65%.

ARTICLE V
INCREASE IN COMPENSATION LIMIT

5.1.	Increase in Compensation Limit. The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

ARTICLE VI
LIMITATIONS ON CONTRIBUTIONS (CODE SECTION 415 LIMITS)

6.1.	Effective date. This Article shall be effective for limitation years beginning after December 31, 2001.

6.2.	Maximum annual addition. Except to the extent permitted under Article IV of this amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)	100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

ARTICLE VII
MODIFICATION OF TOP-HEAVY RULES

7.1.	Effective date. This Article shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Article amends Section V, Subsection (4) of the Plan.

7.2.	Determination of top-heavy status.

7.2.1	Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Participating Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Participating Employer, or a 1-percent owner of the Participating Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

7.2.2	Determination of present values and amounts. This Section 7.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(a)	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(b)	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Participating Employer during the 1-year period ending on the determination date shall not be taken into account.

7.3.	Minimum benefits.

7.3.1	Matching contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

7.3.2	Contributions under other plans. In accordance with Section 416(f) of the Code, there shall be no required duplication of minimum benefits or contributions under this Plan and other plans maintained by the Company or an affiliated company (within the meaning of Section 414(b), (c), (m) or (o) of the Code).

ARTICLE VIII
DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

8.1.	Effective date. This Article shall apply to distributions made after December 31, 2001.

8.2.	Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section XX of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

8.3.	Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section XX of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

ARTICLE IX
ROLLOVERS FROM OTHER PLANS

9.1.	Effective date. This Article shall be effective January 1, 2002.

9.2.	Direct rollovers and participant rollover contributions from other plans. The Plan will accept a direct rollover or a Participant contribution of an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code (excluding after-tax employee contributions), an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions) or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

9.3.	Participant rollover contributions from IRAs. The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over, would otherwise be includible in gross income, and is attributable to a rollover contribution to the individual retirement account or annuity from one of the sources specified in Section 9.2 above.

ARTICLE X
REPEAL OF MULTIPLE USE TEST

10.1.	Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation Section l.401(m)-2 and Section V of the Plan shall not apply for Plan Years beginning after December 31, 2001.

ARTICLE XI
ELECTIVE DEFERRALS – CONTRIBUTION LIMITATION

11.1.	Elective deferrals - contribution limitation. No Participant shall be permitted to have Basic Contributions made under this Plan, or any other qualified plan maintained by the Company or an affiliated company (within the meaning of Section 414(b), (c), (m) or (o) of the Code) during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Article IV of this amendment and Section 414(v) of the Code, if applicable.

11.2.	Increased elective deferral percentage limit for non-highly compensated employees. Effective July 1, 2002, the 15% of Earnings limit in Section IV, Subsection (1) of the Plan on Basic Contributions for Participants who are not “highly compensated employees” within the meaning of Section 414(q) of the Code shall be increased to 25%.

ARTICLE XII
SAFE HARBOR PLAN PROVISIONS

12.1.	Modification of Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and Section V, Subsection (4) of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

ARTICLE XIII
DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

13.1.	Effective date. This Article shall apply for distributions and transactions made after December 31, 2001, regardless of when the severance from employment occurred.

13.2.	New distributable event. A Participant’s Basic Contributions, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed

VF CORPORATION retirement SAVINGS PLAN

FOR SALARIED EMPLOYEES

Appendix G (Vans, Inc. 401(k) Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Retirement Savings Plan for Salaried Employees (formerly named the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees) (the “Plan”). The Company’s subsidiary, Vans, Inc. (“Vans”), is the plan sponsor of the Vans, Inc. 401(k) Plan (the “Vans 401(k) Plan”).

Pursuant to resolutions of the Executive Committee of the Company’s Board of Directors adopted December 20, 2004, and resolutions of Vans’ Board of Directors adopted December 20, 2004:

1.	All contributions under the Vans 401(k) Plan are frozen and discontinued effective December 31, 2004 (except that the Matching Contribution for the 2004 plan year will be made in early 2005), and no employee or other person may be admitted to participation in the Vans 401(k) Plan after December 31, 2004; and

2.	Vans is designated as and becomes a Participating Employer in the Plan effective January 1, 2005, so that employees of Vans who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 2005 (provided, however, that employees of Vans are not eligible to receive allocations of Retirement Contributions under the Plan until January 1, 2006); and

3.	The portion of the Vans 401(k) Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the “Vans Salaried 401(k) Plan”) is merged with and into the Plan, effective July 1, 2005.

This Appendix G to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of Vans, and of the Vans Salaried 401(k) Plan merger with and into the Plan, as follows:

a.       Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, a Vans employee’s period of employment by Vans since June 30, 2004 (the date that Vans became a member of the Company’s controlled group) shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. Vans’ status as a Participating Employer in the Plan commences on January 1, 2005. Any employee of Vans who satisfies the eligibility conditions of the Plan as of January 1, 2005 may become a Participant in the Plan on that date or at any time thereafter, in accordance with the Plan’s provisions. Any employee of Vans who satisfies the Plan’s eligibility conditions after January 1, 2005 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

c.       Vesting Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, all of a Vans employee’s “Service” (determined in accordance with item a. above regarding “Service”) occurring on or after June 30, 2004 shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. If a Vans employee is in active service (including approved leave of absence, sick leave, vacation and the like) with Vans as of June 30, 2005, the vested status of his or her account transferred to the Plan in connection with the merger of the Vans Salaried 401(k) Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Plan, including, without limitation, Section IV, Subsection (9); provided, however, that such employee’s Vesting Service under the Plan for this purpose shall include all of his or her vesting service credited under the Vans 401(k) Plan as of June 30, 2005. Other Vans Salaried 401(k) Plan participants’ accounts transferred to the Plan shall retain their vested status as determined under the vesting schedule and provisions of the Vans 401(k) Plan.

e.       Retirement Contributions. Notwithstanding item b. above regarding “Eligibility and Participation”, (i) employees of Vans who become Participants in the Plan are not eligible for Retirement Contributions under Section IV, Subsection (11) of the Plan until the Plan Year commencing January 1, 2006, and (ii) employees who are classified by Vans as retail store employees are not eligible for Retirement Contributions under the Plan. Years of Service for purposes of determining the percentage of Retirement Contributions to which an eligible employee of Vans is entitled shall commence on the later of January 1, 2005 or his or her Employment Commencement Date.

f.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Vans 401(k) Plan to the accounts transferred to the Plan in connection with the merger of the Vans Salaried 401(k) Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. If any optional form of benefit under the Vans 401(k) Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. The Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Vans 401(k) Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Withdrawals.

A.	Upon written notice to the Committee, a Participant may request a withdrawal of his or her account under the Plan transferred from the Vans 401(k) Plan attributable to rollover contributions. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request.

B.	The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall apply to the pre-tax contributions transferred to the Plan from the Vans 401(k) Plan in connection with the merger of the Vans 401(k) Plan with and into the Plan.

iii.	Distributions after Attaining Age 70½. The Vans 401(k) Plan provides for distribution of a Participant’s account to commence no later than April 1 following the close of the calendar year in which the Participant attains age 70½ or terminates employment, whichever occurs later. These required distributions under the Vans 401(k) Plan may be made in the minimum amount necessary to satisfy Section 401(a)(9) of the Code. The Plan has a different system than the Vans 401(k) Plan for distributions after a Participant attains age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Vans 401(k) Plan in connection with the merger of the Vans Salaried 401(k) Plan with and into the Plan. The age 70½ distribution system used under the Vans 401(k) Plan shall not apply to the accounts transferred to the Plan from the Vans 401(k) Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

g.       Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Vans 401(k) Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*      *      *

The provisions of the Plan are modified to conform with this Appendix G, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION retirement SAVINGS PLAN

FOR SALARIED EMPLOYEES

Appendix H (Nautica Enterprises, Inc. Savings and Investment Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Retirement Savings Plan for Salaried Employees (formerly named the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees) (the “Plan”). The Company’s subsidiary, Nautica Enterprises, Inc. (“Nautica”), is the plan sponsor of the Nautica Enterprises, Inc. Savings and Investment Plan (the “Nautica 401(k) Plan”).

Pursuant to resolutions of the Company’s Board of Directors adopted February 8, 2005, and resolutions of Nautica’s Board of Directors adopted February 8, 2005:

1.	All contributions under the Nautica 401(k) Plan are frozen and discontinued effective March 31, 2005, and no employee or other person may be admitted to participation in the Nautica 401(k) Plan after March 31, 2005; and

2.	Nautica is designated as and becomes a Participating Employer in the Plan effective April 1, 2005, so that employees of Nautica who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after April 1, 2005; and

3.	The portion of the Nautica 401(k) Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the “Nautica Salaried 401(k) Plan”) is merged with and into the Plan, effective July 1, 2005.

This Appendix H to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of Nautica, and of the Nautica Salaried 401(k) Plan merger with and into the Plan, as follows:

a.       Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, a Nautica employee’s period of employment by Nautica since August 27, 2003 (the date that Nautica became a member of the Company’s controlled group) shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. Nautica’s status as a Participating Employer in the Plan commences on April 1, 2005. Any employee of Nautica who satisfies the eligibility conditions of the Plan as of April 1, 2005 shall become a Participant in the Plan on that date, in accordance with the Plan’s provisions. Any employee of Nautica who satisfies the Plan’s eligibility conditions after April 1, 2005 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

c.       Vesting Service. Except as provided in item d. below regarding “Merged Accounts/Vesting”, all of a Nautica employee’s “Service” (determined in accordance with item a. above regarding “Service”) occurring on or after August 27, 2003 shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. If a Nautica employee is in active service (including approved leave of absence, sick leave, vacation and the like) with Nautica as of June 30, 2005, the vested status of his or her account transferred to the Plan in connection with the merger of the Nautica Salaried 401(k) Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Plan, including, without limitation, Section IV, ; provided, however, that such employee’s Vesting Service under the Plan for this purpose shall include all of his or her vesting service credited under the Nautica 401(k) Plan as of June 30, 2005; and provided further, however, that such employee’s Normal Retirement Age for purposes of his or her transferred account shall be age 55 (as provided in the Nautica 401(k) Plan). Other Nautica Salaried 401(k) Plan participants’ accounts transferred to the Plan shall retain their vested status as determined under the vesting schedule and provisions of the Nautica 401(k) Plan.

e.       Retirement Contributions. Employees of Nautica who become Participants in the Plan are eligible for Retirement Contributions under Section IV, of the Plan upon entry into the Plan. However, Years of Service for purposes of determining the percentage of Retirement Contributions to which an eligible employee of Nautica is entitled shall commence on the later of January 1, 2005 or his or her Employment Commencement Date.

f.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Nautica 401(k) Plan to the accounts transferred to the Plan in connection with the merger of the Nautica Salaried 401(k) Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. If any optional form of benefit under the Nautica 401(k) Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. The Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Nautica 401(k) Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Optional Form. The Nautica 401(k) Plan permits a Participant to elect that his or her account be paid in the form of substantially equal annual or more frequent installment distributions. This optional form of benefit payments is eliminated and shall not be available for the accounts transferred to the Plan from the Nautica 401(k) Plan in connection with the merger transaction.

iii.	Withdrawals.

A.	The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall apply to the pre-tax contributions transferred to the Plan from the Nautica 401(k) Plan in connection with the merger of the Nautica 401(k) Plan with and into the Plan. The financial hardship withdrawal system for pre-tax contributions used under the Nautica 401(k) Plan shall not apply to pre-tax contributions transferred to the Plan from the Nautica 401(k) Plan in connection with the merger transaction.

B.	Upon written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Nautica 401(k) Plan attributable to rollover contributions. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request.

C.	To the extent permitted by law, upon written notice to the Committee, a Participant who has reached the Normal Retirement Age (age 55) under the Nautica 401(k) Plan may request a withdrawal of the vested portion of his or her account under the Plan transferred from the Nautica 401(k) Plan. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request.

iv.	Distributions after Attaining Age 70½. The Nautica 401(k) Plan provides for distribution of a Participant’s account to commence no later than April 1 following the close of the calendar year in which the Participant attains age 70½ or terminates employment, whichever occurs later. These required distributions under the Nautica 401(k) Plan may be made in the minimum amount necessary to satisfy Section 401(a)(9) of the Code. The Plan has a different system than the Nautica 401(k) Plan for distributions after a Participant attains age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Nautica 401(k) Plan in connection with the merger of the Nautica Salaried 401(k) Plan with and into the Plan. The age 70½ distribution system used under the Nautica 401(k) Plan shall not apply to the accounts transferred to the Plan from the Nautica 401(k) Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

g.       Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Nautica 401(k) Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*        *        *

The provisions of the Plan are modified to conform with this Appendix H, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION retirement SAVINGS PLAN

FOR SALARIED EMPLOYEES

Appendix I (Reef 401(k) Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Retirement Savings Plan for Salaried Employees (formerly named the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees) (the “Plan”). The Company’s subsidiary, South Cone, Inc. (“South Cone”), is the plan sponsor of the Reef 401(k) Plan (the “Reef 401(k) Plan”).

Pursuant to resolutions of the Company’s Authorized Officers adopted October 10, 2005, and resolutions of South Cone’s Authorized Officer adopted November 11, 2005:

1.	All contributions under the Reef 401(k) Plan are frozen and discontinued effective December 31, 2005, and no employee or other person may be admitted to participation in the Reef 401(k) Plan after December 31, 2005; and

2.	South Cone is designated as and becomes a Participating Employer in the Plan effective January 1, 2006, so that employees of South Cone who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 2006; and

3.	The portion of the Reef 401(k) Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the “Reef Salaried 401(k) Plan”) is merged with and into the Plan, effective April 1, 2006 (or as promptly thereafter as practicable).

This Appendix I to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of South Cone, and of the Reef Salaried 401(k) Plan merger with and into the Plan, as follows:

a.       Service. A South Cone employee’s period of employment by South Cone since April 14, 2005 (the date that South Cone became a member of the Company’s controlled group) shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. South Cone’s status as a Participating Employer in the Plan commences on January 1, 2006. Any employee of South Cone who satisfies the eligibility conditions of the Plan as of January 1, 2006 shall become a Participant in the Plan on that date, in accordance with the Plan’s provisions. Any employee of South Cone who satisfies the Plan’s eligibility conditions after January 1, 2006 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

c.       Vesting Service. All of a South Cone employee’s “Service” (determined in accordance with item a. above regarding “Service”) occurring on or after April 14, 2005 shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. The vested status of accounts transferred to the Plan in connection with the merger of the Reef Salaried 401(k) Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Reef 401(k) Plan as in effect immediately before the merger.

e.       Retirement Contributions. Employees of South Cone who become Participants in the Plan are eligible for Retirement Contributions under Section IVof the Plan upon entry into the Plan. However, Years of Service for purposes of determining the percentage of Retirement Contributions to which an eligible employee of South Cone is entitled shall commence on the later of April 14, 2005 or his or her Employment Commencement Date.

f.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Reef 401(k) Plan to the accounts transferred to the Plan in connection with the merger of the Reef Salaried 401(k) Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. If any optional form of benefit under the Reef 401(k) Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. The Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Reef 401(k) Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Optional Form. The Reef 401(k) Plan permits a Participant to elect that his or her account be paid in the form of an annuity for the life of the Participant or a 50% joint and survivor annuity for the lives of the Participant and his or her spouse. These optional forms of benefit payments are eliminated and shall not be available for the accounts transferred to the Plan from the Reef 401(k) Plan in connection with the merger transaction.

iii.	Withdrawals.

A.	The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall apply to the pre-tax contributions transferred to the Plan from the Reef 401(k) Plan in connection with the merger of the Reef 401(k) Plan with and into the Plan. The financial hardship withdrawal system for pre-tax contributions used under the Reef 401(k) Plan shall not apply to pre-tax contributions transferred to the Plan from the Reef 401(k) Plan in connection with the merger transaction.

B.	The Plan’s provisions under Section X, Subsection (1) regarding withdrawal of the Participant’s Account upon attainment of age 59½ shall apply to the accounts transferred to the Plan from the Reef 401(k) Plan in connection with the merger of the Reef 401(k) Plan with and into the Plan.

iv.	Distributions after Attaining Age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Reef 401(k) Plan in connection with the merger of the Reef Salaried 401(k) Plan with and into the Plan. The age 70½ distribution system used under the Reef 401(k) Plan shall not apply to the accounts transferred to the Plan from the Reef 401(k) Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

v.	Involuntary Cashout Limit. The Plan’s provisions under Section IX, Subsection (6) regarding involuntary cashouts under Section 411(a)(11) of the Code shall apply to employees of South Cone who become Participants in the Plan and to the accounts transferred to the Plan from the Reef 401(k) Plan in connection with the merger of the Reef 401(k) Plan with and into the Plan.

g.       Participant Loans. The Plan’s provisions under Section XI regarding loans to Participants shall apply to employees of South Cone who become Participants in the Plan and to the accounts transferred to the Plan from the Reef 401(k) Plan in connection with the merger of the Reef 401(k) Plan with and into the Plan. The Participant Loan Program under the Reef 401(k) Plan shall not apply after the merger of the Reef 401(k) Plan with and into the Plan.

h.       Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Reef 401(k) Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*      *      *

The provisions of the Plan are modified to conform with this Appendix I, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

APPENDIX J - FINAL 401(k)/401(m) REGULATIONS AMENDMENT

ARTICLE I
PREAMBLE

1.1.	Adoption and effective date of amendment. This Amendment to the Plan is adopted to reflect certain provisions of the Final Regulations under Code Sections 401(k) and 401(m) that were published on December 29, 2004 (hereinafter referred to as the “Final 401(k) Regulations”). This Amendment is intended as good faith compliance with the requirements of these provisions. This Amendment shall be effective with respect to Plan Years beginning after December 31, 2005.

1.2.	Supersession of inconsistent provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3.	Application of provisions. Certain provisions of this Amendment relate to elective deferrals of a 401(k) plan; if the Plan to which this Amendment relates is not a 401(k) plan, then those provisions of this Amendment do not apply. Certain provisions of this Amendment relate to matching contributions and/or after-tax employee contributions subject to Code Section 401(m); if the Plan to which this Amendment relates is not subject to Code Section 401(m), then those provisions of this Amendment do not apply.

ARTICLE II
GENERAL RULES

2.1.	Deferral elections. A cash or deferred arrangement (“CODA”) is an arrangement under which eligible employees may make elective deferral elections. Such elections cannot relate to compensation that is currently available prior to the adoption or effective date of the CODA. In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (l) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

2.2.	Vesting provisions. Basic Contributions are always fully vested and nonforfeitable. The Plan shall disregard Basic Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2). However, the Plan shall otherwise take a Participant’s Basic Contributions into account in determining the Participant’s vested benefits under the Plan. Thus, for example, the Plan shall take Basic Contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Sections

4l0(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as “the rule of parity”).

ARTICLE III
HARDSHIP DISTRIBUTIONS

3.1.	Applicability. The provisions of this Article III apply if the Plan provides for hardship distributions upon satisfaction of the deemed immediate and heavy financial need standards set forth in Regulation Section l.401(k)-l(d)(2)(iv)(A) as in effect prior to the issuance of the Final 401(k) Regulations.

3.2.	Hardship events. A distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of an employee if the distribution is for one of the following or any other item permitted under Regulation Section 1.401(k)-1(d)(3)(iii)(B):

(a)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)	Costs directly related to the purchase of a principal residence for the employee (excluding mortgage payments);

(c)	Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the employee, the employee’s spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section l52(b)(l), (b)(2), and (d)(1)(B));

(d)	Payments necessary to prevent the eviction of the employee from the employee’s principal residence or foreclosure on the mortgage on that residence;

(e)	Payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section l52(d)(l)(B)); or

(f)	Expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

3.3.	Reduction of Code Section 402(g) limit following hardship distribution. If the Plan provides for hardship distributions upon satisfaction of the safe harbor standards set forth in Regulation Sections 1.401(k)-l(d)(3)(iii)(B) (deemed immediate and heavy financial need) and 1.401(k)-1(d)(3)(iv)(E) (deemed necessary to satisfy immediate need), then there shall be no reduction in the maximum amount of elective deferrals that a Participant may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Participating Employer.

ARTICLE V
ACTUAL DEFERRAL PERCENTAGE (ADP) TEST

4.1.	Targeted contribution limit. Qualified Nonelective Contributions (as defined in Regulation Section l.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.40l(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:

(a)	The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Participating Employer on the last day of the Plan Year), and

(b)	The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with a Participating Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 6.1.

4.2.	Limitation on QNECs and QMACs. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section l.40l(k)-3, 1.401(m)-3, or 1.40l(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.40l(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

4.3.	ADR of HCE if multiple plans. The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).

4.4.	Plans using different testing methods for the ADP and ACP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(a)	The recharacterization method of Regulation Section l.40l(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)	The rules of Regulation Section l.40l(m)-2(a)(6)(ii) to take Basic Contributions into account under the ACP test (rather than the ADP test); or

(c)	The rules of Regulation Section l.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

ARTICLE V
ADJUSTMENT TO ADP TEST

5.1.	Distribution of Income attributable to Excess Contributions. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(a)	Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 40l(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(b)	Alternative method of allocating income. The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Basic Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the employee for the Plan Year, and the denominator of which is the sum of the:

(1)	Account balance attributable to Basic Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)	Any additional amount of such contributions made for the Plan Year.

(c)	Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(d)	Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

5.2.	Corrective contributions. If a failed ADP test is to be corrected by making a Participating Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section 4.1 of this Amendment, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 6.1 of this Amendment.

ARTICLE VI
ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST

6.1.	Targeted matching contribution limit. A matching contribution with respect to a Basic Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for an NHCE to the extent it exceeds the greatest of:

(a)	five percent (5%) of the NHCE’s Code Section 414(s) compensation for the Plan Year;

(b)	the NHCE’s Basic Contributions for the Plan Year; and

(c)	the product of two (2) times the Plan’s “representative matching rate” and the NHCE’s Basic Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Basic Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Participating Employer on the last day of the Plan Year and who make Basic Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an employee generally is the matching contributions made for such employee divided by the employee’s Basic Contributions for the Plan Year. If the matching rate is not the same for all levels of Basic Contributions for an employee, then the employee’s “matching rate” is determined assuming that an employee’s Basic Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

If the Plan provides a match with respect to the sum of the employee’s after-tax employee contributions and Basic Contributions, then for purposes of this Section, that sum is substituted for the amount of the employee’s Basic Contributions in subsections (b) and (c) above and in determining the “matching rate,” and employees who make either after-tax employee contributions or Basic Contributions are taken into account in determining the Plan’s “representative matching rate.” Similarly, if the Plan provides a match with respect to the employee’s after-tax employee contributions, but not Basic Contributions, then for purposes of this subsection, the employee’s after-tax employee contributions are substituted for the amount of the employee’s Basic Contributions in subsections (b) and (c) above and in determining the “matching rate,” and employees who make after-tax employee contributions are taken into account in determining the Plan’s “representative matching rate.”

6.2.	Targeted QNEC limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.40l(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage (ADP) test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (a) below). For purposes of this Section:

(a)	The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Participating Employer on the last day of the Plan Year), and

(b)	The “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code Section 414(s) compensation for the Plan Year.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with a Participating Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

6.3.	ACR of HCE if multiple plans. The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee (HCE) and who is eligible to have matching contributions or after-tax employee contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If an HCE participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For plan years beginning before the effective date of this Amendment, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(m).

6.4.	Plans using different testing methods for the ACP and ADP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the

ADP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(a)	The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)	The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Basic Contributions into account under the ACP test (rather than the ADP test); or

(c)	The rules of Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

ARTICLE VII
ADJUSTMENT TO ACP TEST

7.1.	Distribution of Income attributable to Excess Aggregate Contributions. Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). For the purpose of this Section, “income” shall be determined and allocated in accordance with the provisions of Section 5.1 of this Amendment, except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

7.2.	Corrective contributions. If a failed ACP test is to be corrected by making a Participating Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections 6.1 and 6.2 of this Amendment.

VF CORPORATION RETIREMENT SAVINGS PLAN

FOR SALARIED EMPLOYEES

APPENDIX K

Plan Amendment - FINAL 415 REGULATIONS

Article I
PREAMBLE

1.1	General. This Appendix is intended to amend the Plan in order to comply in good faith with the Code Section 415 final regulations issued by the Treasury Department on April 4, 2007.

1.2	Effective date of Appendix. This Appendix is effective for limitation years and plan years beginning on or after July 1, 2007, except as otherwise provided herein.

1.3	Inconsistent Provisions Superseded. This Appendix amends the Plan and supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix.

1.4	Construction. Except as otherwise provided in this Appendix, any reference to “Section” in this Appendix refers only to sections within this Appendix, and is not a reference to the Plan. The Article and Section numbering in this Appendix is solely for purposes of this Appendix, and does not relate to any Plan article, section or other numbering designations.

Article II
SECTION 415 COMPENSATION

2.1	415 Compensation Paid After Severance From Employment. The provisions of the Plan setting forth the definition of compensation for purposes of Code § 415 (“415 Compensation”), compensation for purposes of determining highly compensated employees pursuant to Code § 414(q) and for top-heavy purposes under Code § 416 (including the determination of key employees) shall be adjusted for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code § 414(b), (c), (m) or (o)) provided that such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year or plan year, as applicable, that includes the date of such severance from employment:

(a)       Regular Pay. 415 Compensation shall include regular pay after severance of employment if:

(1)       The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)       The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Employer.

Any other payment of compensation paid after severance of employment that is not described in the preceding type of compensation is not considered 415 Compensation within the meaning of Code § 415(c)(3), even if payment is made within the time period specified above.

(b)       Leave Cashouts and Deferred Compensation. Leave cashouts and deferred compensation shall be excluded from 415 Compensation.

(c)       Salary Continuation Payments for Military Service Participants. 415 Compensation shall exclude payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code § 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d)       Salary Continuation Payments for Disabled Participants. 415 Compensation shall exclude compensation paid to a participant who is permanently and totally disabled (as defined in Code § 22(e)(3)).

2.2	Administrative Delay. 415 Compensation for a limitation year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates.

2.3	Inclusion of Certain Nonqualified Deferred Compensation Amounts. If not currently includible in the Plan’s definition of Compensation, and if the Plan’s definition of Compensation for purposes of Code § 415 is the definition in Regulation Section 1.415(c)-2(b) (Regulation Section 1.415-2(d)(2) under the Regulations in effect for limitation years beginning prior to July 1, 2007) and the simplified compensation definition of Regulation 1.415(c)-2(d)(2) (Regulation Section 1.415-2(d)(10) under the Regulations in effect for limitation years prior to July 1, 2007) is not used, then 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code § 409A or Code § 457(f)(1)(A) or because the amounts are constructively received by the Participant.

2.4	Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code § 415) are exceeded for any participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superseding guidance, including, but not limited to, the preamble of the final §415 regulations.

Article III
PLAN COMPENSATION

3.1       The provision of the Plan setting forth the definition of compensation for allocation purposes shall maintain the same definition of compensation currently reflected therein.

VF CORPORATION RETIREMENT SAVINGS PLAN

FOR SALARIED EMPLOYEES

APPENDIX L

AMENDMENT FOR

PENSION PROTECTION ACT, HEART ACT and WRER ACT

ARTICLE I

PREAMBLE

1.1 General. This Appendix is intended to amend the Plan to comply in good faith with the provisions of the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”) and the Worker, Retiree and Employer Recovery Act of 2008 (“WRER Act”).

1.2 Effective date of Appendix. Except as otherwise provided, this Appendix and the amendments herein are effective as of the first day of the first Plan Year beginning after December 31, 2006.

1.3 Superseding of inconsistent provisions. This Appendix amends the Plan and supersedes its provisions to the extent those provisions are inconsistent with the provisions of this Appendix.

1.4 Construction. Except as otherwise provided in this Appendix, any reference to "Section" in this Appendix refers only to sections within this Appendix, and is not a reference to the Plan. The Article and Section numbering in this Appendix is solely for purposes of this Appendix, and does not relate to any Plan article, section or other numbering designations. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

ARTICLE II

PARTICIPANT DISTRIBUTION NOTIFICATION

2.1 180-day notification period. For any distribution notice issued in Plan Years beginning after December 31, 2009, any reference to the 90-day maximum notice period prior to distribution in applying the notice requirements of Code Sections 402(f) (the rollover notice), 411(a)(11) (Participant’s consent to distribution), and 417 (notice under the joint and survivor annuity rules) will become 180 days.

ARTICLE III

OTHER 401(k)/401(m) PLAN PROVISIONS

3.1 Gap period income. For Plan Years beginning after December 31, 2007, the Plan Administrator will not calculate and distribute allocable income on corrective distributions for the gap period (i.e., the period after the close of the Plan Year to which the distribution relates until the date of the distribution) of excess contributions for failed actual deferral percentage tests, excess aggregate contributions for failed actual contribution percentage tests or excess elective deferrals.

L-4

ARTICLE IV

HEART ACT PROVISIONS

4.1 Death Benefits. In the case of a Participant who dies on or after January 1, 2007 while performing Qualified Military Service (as defined in Code Section 414(u)), the survivors of such Participant shall be entitled to any benefit, including but not limited to any acceleration of vesting, that would be provided under the Plan had the Participant resumed employment with his Participating Employer and then terminated employment on account of his death.

4.2 Distributions. Effective January 1, 2009, employees performing Qualified Military Service for more than thirty days will be treated as having incurred a severance from employment during such period, the restrictions in the Plan regarding in-service distributions will not apply and the Participant may elect to take a distribution from the Plan. If the Participant elects to receive a distribution of elective deferrals under this provision, the Participant may not make any employee contributions during the six month period beginning on the date of the distribution.

ARTICLE VWRER ACT PROVISIONS

5.1 2009 Required Minimum Distributions. Notwithstanding Section XXII of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section XX-2(a) of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions.

ARTICLE VI

ROLLOVERS

6.1 Rollover to Roth IRAs. For distributions from the Plan made on or after January 1, 2008, a Participant may elect to transfer the amount to be distributed by means of a direct rollover to a Roth IRA (described in Code Section 408A), subject to the requirements and restrictions applicable to rollovers to a Roth IRA.

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VF CORPORATION retirement SAVINGS PLAN

FOR SALARIED EMPLOYEES

Appendix M (Timberland Retirement Earnings 401(k) Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Retirement Savings Plan for Salaried Employees (the “Plan”). The Company’s subsidiary, Timberland LLC (formerly The Timberland Company) (“Timberland”), is the plan sponsor of the Timberland Retirement Earnings 401(k) Plan (the “Timberland 401(k) Plan”).

Pursuant to resolutions of the Company’s Authorized Officers adopted November 20, 2012, and resolutions of Timberland’s Authorized Officer adopted November 20, 2012:

1.	All contributions under the Timberland 401(k) Plan are frozen and discontinued effective December 31, 2012, and no employee or other person may be admitted to participation in the Timberland 401(k) Plan after December 31, 2012; and

2.	Timberland is designated as and becomes a Participating Employer in the Plan effective January 1, 2013, so that employees of Timberland who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 2013; and

3.	The portion of the Timberland 401(k) Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the “Timberland Salaried 401(k) Plan”) is merged with and into the Plan, effective as of January 14, 2013 (or as promptly thereafter as practicable).

This Appendix M to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of Timberland, and of the Timberland Salaried 401(k) Plan merger with and into the Plan, as follows:

a.       Service. A Timberland employee’s period of employment by Timberland since September 13, 2011 (the date that Timberland became a member of the Company’s controlled group) shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. Timberland’s status as a Participating Employer in the Plan commences on January 1, 2013. Any employee of Timberland who satisfies the eligibility conditions of the Plan as of January 1, 2013 shall become a Participant in the Plan on that date, in accordance with the Plan’s provisions. Any employee of Timberland who satisfies the Plan’s eligibility conditions after January 1, 2013 shall be treated in accordance with the Plan’s provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

c.       Vesting Service. All of a Timberland employee’s “Service” (determined in accordance with item a. above regarding “Service”) occurring on or after September 13, 2011 shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. The vested status of accounts transferred to the Plan in connection with the merger of the Timberland Salaried 401(k) Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Timberland 401(k) Plan as in effect immediately before the merger.

e.       Retirement Contributions. Employees of Timberland who become Participants in the Plan are eligible for Retirement Contributions under Section IV, Subsection (11) of the Plan upon entry into the Plan. Years of Service for purposes of determining the percentage of Retirement Contributions to which an eligible employee of Timberland is entitled shall commence on the later of September 13, 2011 or his or her Employment Commencement Date.

f.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Timberland 401(k) Plan to the accounts transferred to the Plan in connection with the merger of the Timberland Salaried 401(k) Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. If any optional form of benefit under the Timberland 401(k) Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. The Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Timberland 401(k) Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Optional Form. The Timberland 401(k) Plan permits a Participant to elect that his or her account be paid in the form of installments in cash or in kind (or part in cash and part in kind) over a period not to exceed the Participant’s life expectancy, or the joint life expectancy of the Participant and his or her spouse. The Timberland 401(k) Plan also permits a Beneficiary to elect payment in the form of installments in cash or in kind (or part in cash and part in kind) generally over a period not to exceed the Beneficiary’s life expectancy. These optional forms of benefit payments are eliminated and shall not be available for the accounts transferred to the Plan from the Timberland 401(k) Plan in connection with the merger transaction.

iii.	Withdrawals.

A.	The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall apply to the pre-tax contributions transferred to the Plan from the Timberland 401(k) Plan in connection with the merger of the Timberland 401(k) Plan with and into the Plan. The financial hardship withdrawal system for pre-tax contributions used under the Timberland 401(k) Plan shall not apply to pre-tax contributions transferred to the Plan from the Timberland 401(k) Plan in connection with the merger transaction.

B.	The Plan’s provisions under Section X, Subsection (1) regarding withdrawal of the Participant’s Account upon attainment of age 59½ shall apply to the accounts transferred to the Plan from the Timberland 401(k) Plan in connection with the merger of the Timberland 401(k) Plan with and into the Plan.

C.	Upon written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Timberland 401(k) Plan attributable to rollover contributions. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request.

iv.	Distributions after Attaining Age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Timberland 401(k) Plan in connection with the merger of the Timberland Salaried 401(k) Plan with and into the Plan. The age 70½ distribution system used under the Timberland 401(k) Plan shall not apply to the accounts transferred to the Plan from the Timberland 401(k) Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

v.	Involuntary Cashout Limit. The Plan’s provisions under Section IX, Subsection (6) regarding involuntary cashouts under Section 411(a)(11) of the Code shall apply to employees of Timberland who become Participants in the Plan and to the accounts transferred to the Plan from the Timberland 401(k) Plan in connection with the merger of the Timberland 401(k) Plan with and into the Plan.

g.       Participant Loans. The Plan’s provisions under Section XI regarding loans to Participants shall apply to employees of Timberland who become Participants in the Plan and to the accounts transferred to the Plan from the Timberland 401(k) Plan in connection with the merger of the Timberland 401(k) Plan with and into the Plan. The Participant Loan Program under the Timberland 401(k) Plan shall not apply after the merger of the Timberland 401(k) Plan with and into the Plan.

h.       Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Timberland 401(k) Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*        *       *

The provisions of the Plan are modified to conform with this Appendix M, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF CORPORATION RETIREMENT SAVINGS PLAN

FOR SALARIED EMPLOYEES

Appendix N (VF Corporation Retirement Savings Plan for Hourly Employees)

VF Corporation (the “Company”) is the plan sponsor of the VF Corporation Retirement Savings Plan for Salaried Employees (the “Plan”). The Company also is the plan sponsor of the VF Corporation Retirement Savings Plan for Hourly Employees (the “Hourly Plan”).

Pursuant to resolutions of the Company’s Authorized Officers adopted November 10, 2014:

1.                  All contributions under the Hourly Plan are frozen and discontinued effective December 31, 2014, and no employee or other person may be admitted to participation in the Hourly Plan after December 31, 2014; and

2.                  Participants in the Hourly Plan as of December 31, 2014 who satisfy the eligibility conditions of the Plan on January 1, 2015 are eligible to participate in the Plan on and after January 1, 2015; and

3.                  The Hourly Plan and the accounts, assets and liabilities of participants and beneficiaries thereunder are merged with and into the Plan, effective as of December 31, 2014 (or as promptly thereafter as practicable); and

4.                  The name of the Plan is changed to the VF 401k Savings Plan, effective January 1, 2015.

This Appendix N to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by participants in the Hourly Plan, and of the merger of the Hourly Plan with and into the Plan, as follows:

a.                   Service. The service to which a participant in the Hourly Plan is credited under the Hourly Plan as of December 31, 2014 shall be considered “Service” for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.                  Eligibility and Participation. Any participant in the Hourly Plan as of December 31, 2014 who satisfies the eligibility conditions of the Plan as of January 1, 2015 shall become a Participant in the Plan on that date, in accordance with the Plan’s provisions.

c.                   Vesting Service. All of the service to which a participant in the Hourly Plan is credited under the Hourly Plan as of December 31, 2014 shall be considered “Vesting Service” for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.                  Merged Accounts/Vesting. The vested status of accounts transferred to the Plan in connection with the merger of the Hourly Plan with and into the Plan shall be determined by the vesting schedule and provisions of the Hourly Plan as in effect immediately before the merger.

e.                   Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Hourly Plan to the accounts transferred to the Plan in connection with the merger of the Hourly Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. However, if any optional form of benefit under the Hourly Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. Subject to the required preservation of optional forms of benefit from the Hourly Plan, if any, the Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Hourly Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Withdrawals.

A.       The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall apply to the pre-tax contributions transferred to the Plan from the Hourly Plan in connection with the merger of the Hourly Plan with and into the Plan. The financial hardship withdrawal system for pre-tax contributions used under the Hourly Plan shall not apply to pre-tax contributions transferred to the Plan from the Hourly Plan in connection with the merger transaction.

B.       The Plan’s provisions under Section X, Subsection (1) regarding withdrawal of the Participant’s Account upon attainment of age 59½ shall apply to the accounts transferred to the Plan from the Hourly Plan in connection with the merger of the Hourly Plan with and into the Plan.

C.       Upon written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Hourly Plan attributable to rollover contributions. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request.

iii.	Distributions after Attaining Age 70½ . Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Hourly Plan in connection with the merger of the Hourly Plan with and into the Plan. The age 70½ distribution system used under the Hourly Plan shall not apply to the accounts transferred to the Plan from the Hourly Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

iv.	Involuntary Cashout Limit. The Plan’s provisions under Section IX, Subsection (6) regarding involuntary cashouts under Section 411(a)(11) of the Code shall apply to the accounts transferred to the Plan from the Hourly Plan in connection with the merger of the Hourly Plan with and into the Plan.

f.                    Participant Loans. The Plan’s provisions under Section XI regarding loans to Participants shall apply to participants in the Hourly Plan who become Participants in the Plan and to the accounts transferred to the Plan from the Hourly Plan in connection with the merger of the Hourly Plan with and into the Plan. The Participant Loan Program under the Hourly Plan shall not apply after the merger of the Hourly Plan with and into the Plan.

g.                  Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Hourly Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*      *      *

The provisions of the Plan are modified to conform with this Appendix N, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF 401K SAVINGS PLAN

Appendix O (The Timberland Corporation Profit Sharing Plan)

VF Corporation (the “Company”) is the plan sponsor of the VF 401k Savings Plan (formerly named the VF Corporation Retirement Savings Plan for Salaried Employees) (the “Plan”). The Company’s subsidiary, VF Outdoor, Inc. (“Outdoor”), is the plan sponsor of The Timberland Corporation Profit Sharing Plan (the “Timberland Profit Sharing Plan”).

Pursuant to resolutions of the Company’s Authorized Officers adopted November 13, 2015, the Timberland Profit Sharing Plan and the accounts, assets and liabilities of participants and beneficiaries thereunder are merged with and into the Plan, effective on or around December 31, 2015.

This Appendix O to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of the merger of the Timberland Profit Sharing Plan with and into the Plan, as follows:

a.                   Merged Accounts/Vesting. All accounts transferred to the Plan in connection with the merger of the Timberland Profit Sharing Plan with and into the Plan shall be fully (100%) vested.

b.                  Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all “optional forms of benefit” within the meaning of Section 411(d)(6)(B) of the Code available under the Timberland Profit Sharing Plan to the accounts transferred to the Plan in connection with the merger of the Timberland Profit Sharing Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. However, if any optional form of benefit under the Timberland Profit Sharing Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. Subject to the required preservation of optional forms of benefit from the Timberland Profit Sharing Plan, if any, the Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Timberland Profit Sharing Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

ii.	Withdrawals.

A.	The Plan’s provisions under Section X, Subsection (1) regarding withdrawal of the Participant’s Account upon attainment of age 59½ shall apply to the accounts transferred to the Plan from the Timberland Profit Sharing Plan in connection with the merger of the Timberland Profit Sharing Plan with and into the Plan.

B.	Upon written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Timberland Profit Sharing Plan attributable to rollover contributions. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request.

C.	The Plan’s provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall not apply to the accounts transferred to the Plan from the Timberland Profit Sharing Plan in connection with the merger of the Timberland Profit Sharing Plan with and into the Plan.

iii.	Distributions after Attaining 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant’s entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan’s distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Timberland Profit Sharing Plan in connection with the merger of the Timberland Profit Sharing Plan with and into the Plan. The age 70½ distribution system used under the Timberland Profit Sharing Plan shall not apply to the accounts transferred to the Plan from the Timberland Profit Sharing Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan’s provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

iv.	Involuntary Cashout Limit. The Plan’s provisions under Section IX, Subsection (6) regarding involuntary cashouts under Section 411(a)(11) of the Code shall apply to the accounts transferred to the Plan from the Timberland Profit Sharing Plan in connection with the merger of the Timberland Profit Sharing Plan with and into the Plan.

c.                   Participant Loans. The Plan’s provisions under Section XI regarding loans to Participants shall not apply to the accounts transferred to the Plan from the Timberland Profit Sharing Plan in connection with the merger of the Timberland Profit Sharing Plan with and into the Plan.

d.                  Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Timberland Profit Sharing Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*      *      *

The provisions of the Plan are modified to conform with this Appendix O, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF 401K SAVINGS PLAN

Appendix P (Blue Bell Pension Plan)

VF Corporation (the "Company") is the plan sponsor of the VF 401k Savings Plan (formerly named the VF Corporation Retirement Savings Plan for Salaried Employees) (the "Plan"). The Company also is the plan sponsor of the Blue Bell Pension Plan (the "Blue Bell Plan").

Pursuant to resolutions of the Company's Authorized Officers adopted May 25, 2016, the Blue Bell Plan and the accounts, assets and liabilities of participants and beneficiaries thereunder are merged with and into the Plan, effective as of September 1, 2016 (or as promptly thereafter as practicable).

This Appendix P to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of the merger of the Blue Bell Plan with and into the Plan, as follows:

1.                  Merged Accounts/Vesting. All accounts transferred to the Plan in connection with the merger of the Blue Bell Plan with and into the Plan shall be 100% Vested.

2.                  Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all "optional forms of benefit" within the meaning of Section 411(d)(6)(B) of the Code available under the Blue Bell Plan to the accounts transferred to the Plan in connection with the merger of the Blue Bell Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. However, if any optional form of benefit under the Blue Bell Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. The preserved optional forms of benefit from the Blue Bell Plan include (1) the 50% qualified joint and survivor annuity for a married Participant, (2) the 75% qualified optional survivor annuity for a married Participant, (3) the qualified pre-retirement survivor annuity for a surviving Spouse, (4) in-service withdrawal by a Participant upon attainment of age 62, and (5) installment payments in progress as of the effective date of the merger of the Blue Bell Plan with and into the Plan. Subject to the required preservation of optional forms of benefit from the Blue Bell Plan, the Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the Blue Bell Plan in connection with the merger transaction, including, without limitation, as follows:

i.	Normal Form. The normal form of benefit payments for an unmarried Participant shall be a lump sum in cash, which shall be an optional form of benefit payments for a married Participant. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash. The normal form of benefit payments for a married Participant shall be a 50% qualified joint and survivor annuity with the Participant's Spouse.

ii.	Withdrawals.

A.                The Plan's provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall not apply to the accounts transferred to the Plan from the Blue Bell Plan in connection with the merger of the Blue Bell Plan with and into the Plan.

B.                 The Plan's provisions under Section X, Subsection (1) regarding withdrawal of the Participant's Account upon attainment of age 59 1/2 shall not apply to the accounts transferred to the Plan from the Blue Bell Plan in connection with the merger of the Blue Bell Plan with and into the Plan. In accordance with the Blue Bell Plan, however, accounts transferred to the Plan from the Blue Bell Plan in connection with the merger of the Blue Bell Plan with and into the Plan shall be available for withdrawal by the Participant upon attainment of age 62.

iii	Distributions after Attaining Age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant's entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2 or terminates employment, whichever occurs later. The Plan's distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the Blue Bell Plan in connection with the merger of the Blue Bell Plan with and into the Plan. The age 70 1/2 distribution system used under the Blue Bell Plan shall not apply to the accounts transferred to the Plan from the Blue Bell Plan in connection with the merger transaction. These accounts shall, however, be available for withdrawal after attaining age 62 in accordance with the Blue Bell Plan.

iv.	Involuntary Cash-out Limit. The Plan's provisions under Section IX, Subsection (6) regarding involuntary cash-outs under Section 411(a)(11) of the Code shall apply to the accounts transferred to the Plan from the Blue Bell Plan in connection with the merger of the Blue Bell Plan with and into the Plan.

c.                   Participant Loans. The Plan's provisions under Section XI regarding loans to Participants shall not apply to the accounts transferred to the Plan from the Blue Bell Plan in connection with the merger of the Blue Bell Plan with and into the Plan.

d.                  Participant Direction of Investments. Each Participant shall direct the investment of his or her entire account transferred to the Plan from the Blue Bell Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof, including the provision for “default” investment in the event of failure or refusal to make a valid investment election.

*      *      *

The provisions of the Plan are modified to conform with this Appendix P, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

VF 401K SAVINGS PLAN

Appendix R (Williamson-Dickie Manufacturing Company Employee Profit Sharing and Retirement Plan)

VF Corporation (the "Company") is the plan sponsor of the VF 401k Savings Plan (the "Plan"). The Company's subsidiary, Williamson-Dickie Manufacturing Company, LLC (formerly Williamson-Dickie Manufacturing Company) ("WD"), is the plan sponsor of the Williamson-Dickie Manufacturing Company Employee Profit Sharing and Retirement Plan (the "WD 401(k) Plan").

The following subsidiaries of WD also participate in the WD 401(k) Plan, Workrite Uniform Co., Inc., Williamson-Dickie Retail Stores Company and Kodiak-Terra USA, Inc. (the "WD Subsidiaries"). References in this Appendix R to "employees of WD," "WD employee," "WD employees" and the like shall mean and include an employee or employees (as applicable) of both WD and also the WD Subsidiaries.

Pursuant to resolutions of the Company's Authorized Officers, and resolutions of WD's Authorized Officer:

1.	All contributions under the WD 401(k) Plan are frozen and discontinued effective December 31, 2017 (except that the non-discretionary employer matching contribution for the 4th quarter of 2017 shall be made in 2018), and no employee or other person may be admitted to participation in the WD 401(k) Plan after December 31, 2017; and

2.	WD and the WD Subsidiaries are designated as and become Participating Employers in the Plan effective January 1, 2018, so that employees of WD who satisfy the eligibility conditions of the Plan (as provided in this Appendix R) are eligible to participate in the Plan on and after January 1, 2018; and

3.	The WD 401(k) Plan is merged with and into the Plan, effective as of January 1, 2018 (or as promptly thereafter as practicable).

This Appendix R to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of WD, and of the WD 401(k) Plan merger with and into the Plan, as follows:

a.       Service. A WD employee's period of employment by WD and the WD Subsidiaries credited under the WD 401(k) Plan as of December 31, 2017 shall be considered "Service" for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

b.       Eligibility and Participation. WD's and the WD Subsidiaries' status as Participating Employers in the Plan commences on January 1, 2018. Employees of WD on December 31, 2017 shall be deemed to have satisfied the Plan's otherwise applicable eligibility waiting period in Section II, Subsection (1) thereof (completion of three (3) Months of Service during which he or she is credited with at least two hundred fifty (250) Hours of Service) on December 31, 2017. Accordingly, any employee of WD on December 31, 2017 who satisfies the

Plan's eligibility conditions set forth in Section II, Subsections (1) and (2) thereof, without regard to the aforementioned eligibility waiting period, shall become a Participant in the Plan on January 1, 2018. Any other employee of WD shall be treated in accordance with the Plan's provisions like any other employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

c.       Vesting Service. All of a WD employee's "Service" (determined in accordance with item a. above regarding "Service") credited under the WD 401(k) Plan as of December 31, 2017 shall be considered "Vesting Service" for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

d.       Merged Accounts/Vesting. The vested status of accounts transferred to the Plan in connection with the merger of the WD 401(k) Plan with and into the Plan shall be determined by the vesting schedule and provisions of the WD 401(k) Plan as in effect immediately before the merger, including the different vesting schedule and "protected benefit" provisions applicable to employees of Workrite Uniform Co., Inc. hired prior to January 1, 2007.

e.       Preservation of “Optional Forms of Benefit”. To the extent permitted by Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4, it is intended that all "optional forms of benefit" within the meaning of Section 411(d)(6)(B) of the Code available under the WD 401(k) Plan to the accounts transferred to the Plan in connection with the merger of the WD 401(k) Plan with and into the Plan shall be eliminated and shall not be available to such transferred accounts under this Plan. If any optional form of benefit under the WD 401(k) Plan is required by the aforementioned Code or Regulation Section to be preserved, such optional form of benefit shall be deemed included in and available to the transferred accounts under this Plan. The Plan shall apply the optional forms of benefit available under the Plan to the accounts transferred from the WD 401(k) Plan in connection with the merger transaction, including, without limitation, as follows:

(i)	Normal Form. The normal form of benefit payments shall be a lump sum in cash. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

(ii)	Withdrawals.

A.       The Plan's provisions under Section X, Subsections (2), (3) and (4) regarding withdrawal of Basic Contributions based on hardship shall apply to the pre-tax contributions transferred to the Plan from the WD 401(k) Plan in connection with the merger of the WD 401(k) Plan with and into the Plan. The hardship withdrawal system for pre-tax contributions used under the WD 401(k) Plan shall not apply to pre-tax contributions transferred to the Plan from the WD 401(k) Plan in connection with the merger transaction.

B.       The Plan's provisions under Section X, Subsection (1) regarding withdrawal of the Participant's Account upon attainment of age 591/2 shall apply to the accounts transferred to the Plan from the WD 401(k) Plan in connection with the merger of the WD 401(k) Plan with and into the Plan.

C.       Upon written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the WD 401(k) Plan attributable to rollover contributions. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request.

D.       Upon written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the WD 401(k) Plan attributable to employer nonelective contributions under the WD 401(k) Plan, provided such amount is vested and has been in the account for at least 24 months (including prior to the merger of the WD 401(k) Plan with and into the Plan).

(iii)	Distributions after Attaining Age 70½. Pursuant to Section IX, Subsection (4)(b) of the Plan, the Participant's entire vested account is distributed to the Participant no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½ or terminates employment, whichever occurs later. If the Participant remains in active employment beyond age 70½, the Participant may continue to participate in the Plan. The Plan's distribution system under Section IX, Subsection (4)(b) shall apply to the accounts transferred to the Plan from the WD 401(k) Plan in connection with the merger of the WD 401(k) Plan with and into the Plan. The age 70½ distribution system used under the WD 401(k) Plan shall not apply to the accounts transferred to the Plan from the WD 401(k) Plan in connection with the merger transaction. These accounts shall, however, be subject to the Plan's provisions regarding withdrawal after attaining age 59½, in accordance with Section X, Subsection (1) thereof.

(iv)	Involuntary Cashout Limit. The Plan's provisions under Section IX, Subsection (6) regarding involuntary cashouts under Section 411(a)(11) of the Code shall apply to employees of WD who become Participants in the Plan and to the accounts transferred to the Plan from the WD 401(k) Plan in connection with the merger of the WD 401(k) Plan with and into the Plan.

f.       Participant Loans. The Plan's provisions under Section XI regarding loans to Participants shall apply to employees of WD who become Participants in the Plan and to the accounts transferred to the Plan from the WD 401(k) Plan in connection with the merger of the WD 401(k) Plan with and into the Plan. The Participant Loan Program under the WD 401(k) Plan shall not apply after the merger of the WD 401(k) Plan with and into the Plan.

g.       Participant Direction of Investments. The investment funds available under the WD 401(k) Plan prior to the merger of the WD 401(k) Plan with and into the Plan will not be available after the plan merger, and, effective as promptly as practicable after the transfer of accounts from the WD 401(k) Plan to the Plan in connection with the plan merger, investment fund selections under the WD 401(k) Plan will be "mapped" to the most comparable investment fund available under the Plan (as determined by the Committee). Thereafter, each Participant shall direct the investment of his or her entire account transferred to the Plan from the WD 401(k) Plan among the investment funds made available under the Plan, in accordance with Section VI, Subsection (1) thereof.

*      *      *

The provisions of the Plan are modified to conform with this Appendix R, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

R-4